Exhibit C

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SHAREHOLDERS’ AGREEMENT OF XP INC.

among

XP CONTROLE PARTICIPAÇÕES S.A.

GENERAL ATLANTIC (XP) BERMUDA, LP

and

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.

And, as Intervening Consenting Parties,

XP INC.

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE CÂMBIO

TÍTULOS E VALORES MOBILIÁRIOS S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

LEADR SERVIÇOS ONLINE LTDA.

GUILHERME DIAS FERNANDES BENCHIMOL

ITAÚ UNIBANCO S.A.

São Paulo, November 29th, 2019

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SHAREHOLDERS’ AGREEMENT OF
XP INC.

By this private instrument, the parties:

XP CONTROLE PARTICIPAÇÕES S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the National Register of Corporate Taxpayers of the Finance Ministry (CNPJ/MF) under No. 09.163.677/0001-15, herein represented in conformity with its by-laws (“XP Controle”);

GENERAL ATLANTIC (XP) BERMUDA, LP, an exempted limited partnership formed under the laws of Bermuda, with its registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“GA”); and

ITB HOLDING BRASIL PARTICIPAÇÕES LTDA., a limited liability company with head-office in the City and State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Conceição, 7th floor, Parque Jabaquara, Zip Code 04344-902, enrolled with the CNPJ/MF under No. 04.274.016/0001-43, herein represented in accordance with its Articles of Association (“Itaú”), acting on its own or its Affiliates’ behalf.

(XP Controle, GA and Itaú, herein collectively referred to as “Shareholders” or “Parties” and, individually, as “Shareholder” or “Party”),

and, further, as “Intervening Consenting Parties”:

XP INC., an exempted company with limited liability with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, herein represented in conformity with its Articles of Association (“Company”);

XP INVESTIMENTOS S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 16.838.421/0001-26, herein represented in conformity with its By-laws (“XP Investimentos”);

XP CONTROLE 3 PARTICIPAÇÕES S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 15.787.622/0001-89, herein represented in conformity with its By-laws (“XP Controle 3”);

XP INVESTIMENTOS CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 02.332.886/0001-04, herein represented in accordance with its By-laws (“XP CCTVM”);

BANCO XP S.A., a corporation with head-office in the City and State of Rio de Janeiro, at Avenida Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 33.264.668/0001-03, herein represented in accordance with its By-laws (“Banco XP”);

XP CONTROLE 4 PARTICIPAÇÕES S.A., a corporation, with head-office in the City and State of Rio de Janeiro, at Av. Afrânio de Melo Franco, No. 290, suite 708, Leblon, Zip Code 22430-060, enrolled with the CNPJ/MF under No. 25.176.854/0001-54, herein represented in accordance with its By-laws (“XP Controle 4”);

XP VIDA E PREVIDÊNCIA S.A., a corporation, with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 27th floor, Zip Code 04543-907, enrolled with the CNPJ/MF under No. 29.408.732/0001-05, herein represented in accordance with its By-laws (“XP Previdência”);

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30th floor, Zip Code 04543-907, enrolled with the CNPJ/MF under No. 11.077.338/0001-68, herein represented in accordance with its Articles of Association (“XP Finanças”);

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XP CORRETORA DE SEGUROS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 27th floor, Zip Code 04543-907, enrolled with the CNPJ/MF under No. 10.558.797/0001-09, herein represented in accordance with its Articles of Association (“XP Seguros”);

XP ADVISORY GESTÃO DE RECURSOS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 25th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 15.289.957/0001-77, herein represented in accordance with its Articles of Association (“XP Advisory”);

XP VISTA ASSET MANAGEMENT LTDA., a limited liability company, with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 16.789.525/0001-98, herein represented in accordance with its Articles of Association (“XP Vista”);

XP GESTÃO DE RECURSOS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 07.625.200/0001-89, herein represented in accordance with its Articles of Association (“XP Gestão”);

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 28th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 03.082.929/0001-03, herein represented in accordance with its Articles of Association (“Infostocks”);

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 28th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 05.745.283/0001-14, herein represented in accordance with its Articles of Association (“XP Educação”);

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 26th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 11.429.614/0001-00, herein represented in accordance with its Articles of Association (“Tecfinance”);

LEADR SERVIÇOS ONLINE LTDA., a limited liability company with head-office in the City and State of São Paulo, at Av. Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 28th floor (part), Zip Code 04543-907, enrolled with the CNPJ/MF under No. 31.122.335/0001-06, herein represented in accordance with its Articles of Association (“LEADR” and, together with XP Investimentos, XP Controle 3, XP CCTVM, Banco XP, XP Controle 4, XP Previdência, XP Finanças, XP Seguros, XP Advisory, XP Vista, XP Gestão, Infostocks, XP Educação e Tecfinance, the “Controlled Companies”);

GUILHERME DIAS FERNANDES BENCHIMOL, Brazilian citizen, single, economist, bearer of identification card No. 010.398.628-7, issued by IPF/RJ, enrolled with the Individual Taxpayer Register (CPF/MF) under No. 025.998.037-48, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Jacarezinho, No. 241, Jardim Europa, Zip Code 01456-020, e-mail address: guilherme.benchimol@xpi.com.br (“GB”);

ITAÚ UNIBANCO S.A., a corporation with head-office in the City and State of São Paulo, at Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Olavo Setubal, enrolled with the CNPJ/MF under No. 60.701.190/0001-40, herein represented in conformity with its By-laws (“Itaú Unibanco”).

WHEREAS:

(i)	As provided for in the Stock Purchase Agreement and Other Covenants entered into among the Parties on May 11, 2017, as subsequently amended (“Stock Purchase Agreement”), Itaú subscribed, paid-up and purchased an initial equity interest of forty-nine point nine percent (49.9%) in XP Investimentos;

(ii)	As a result of a corporate restructuring (“Corporate Restructuring”) and with the purposes of promoting an initial public offering of shares, the Shareholders transferred all their shares of XP Investimentos as a capital

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contribution to the Company and the Company became the lawful owner of all shares issued by XP Investimentos and the Shareholders became the lawful owners of all shares issued by the Company, as follows:

Shareholder	Class A Shares	Class B Shares	Interest in the Voting Capital	Interest in the Total Share Capital
XP Controle	0	613,494,936	60.89%	30.12%
GA	296,630,074	56,134,739	8.52%	17.32%
Dyna	54,271,511	0	0.54%	2.66%
Itaú	792,861,320	223,595,962	30.06%	49.90%
Total	1,143,762,905	893,225,637	100%	100%

(iii)	Each class A share issued by the Company confers to its holders the right to one (1) vote, and each class B share confers to its holders the right to ten (10) votes in the resolutions of the Company;

(iv)	XP Investimentos holds, directly or indirectly, ninety percent (90%) or more of each Controlled Companies’ corporate capital, as indicated in the organization chart constituting Annex I to this Agreement;

(v)	Itaú Unibanco is the lawful owner of 99.99% of Itaú’s corporate capital;

(vi)	Subject to the Brazilian Central Bank’s approval, on the Second Closing Date (as defined below), Itaú shall acquire from: (i) GA and Dyna III Fundo de Investimento em Participações Multiestratégia (“Dyna”) a certain number of Class A shares issued by the Company; and (ii) from XP Controle and GA a certain number of Class B shares issued by the Company;

(vii)	The Shareholders intend, after a reverse share split, in the proportion of 4:1, to carry out an initial public offering of the Company’s shares representing, approximately, 15.11% of the Company’s total share capital after the initial public offering, on Nasdaq, through (a) a primary offering of, approximately, 42,553,192 Class A Shares, and (b) a secondary offering of, approximately, 40,834,045 Shares issued by the Company, out of which, approximately: (b.1) 25,687,430 Class B Shares are currently held by XP Controle (which shall be automatically converted into Class A shares immediately prior to the sale of such shares in the offering); (b.2) 13,121,392 Class A Shares are currently held by GA; and (b.3) 2,025,223 Class A Shares are currently held by Dyna (“IPO”);

(viii)	As a result of the Corporate Restructuring and in order to regulate and organize their relationship as direct shareholders of the Company and indirect shareholders of the Controlled Companies, the Shareholders agreed to enter into this Shareholders’ Agreement (“Agreement”), which, among others, sets forth the terms and conditions in connection with (a) the management and conduct of business of the Company and the Controlled Companies, (b) the exercise of Shareholders’ voting rights with respect to the Company and the Controlled Companies, and (c) the transfer of Company’s shares held by them;

(ix)	In view of the Corporate Restructuring, on the date hereof, the Shareholders Agreement of XP Investimentos entered into on August 31st, 2018, by and among the Shareholders, and, as intervening-parties, XP Investimentos, the Controlled Companies, GB and Julio Capua Ramos da Silva (“Previous Shareholder Agreement”) was amended in order to suspend its force and effect (“Suspension of the Previous Agreement”) until the date that (a) an IPO of the Company has been successfully completed, in which case the Previous Shareholder Agreement shall become automatically terminated and definitely superseded by this Agreement, or (b) an IPO of the Company has not been completed and the current corporate structure formed by virtue of the Corporate Restructuring is unwound, in which case the Previous Shareholder Agreement shall have its force and effect restored, provided, however, that GA or any of its Permitted Assignees may decide at its sole discretion to remain as an indirect shareholder of XP Investimentos through the Company or to revert to become a direct shareholder of XP Investimentos;

(x)	As a result of the Suspension of the Previous Agreement, the Previous Shareholder Agreement shall be superseded by this Agreement, subject to the events set forth in Whereas (ix) above;

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(xi)	The Parties have agreed and decided that this Agreement shall (a) contain the same main terms and conditions of the Previous Shareholder Agreement, adjusted to reflect the migration of the Shareholders’ investment to an exempted company with limited liability, incorporated under the laws of the Cayman Islands that will be listed on Nasdaq and will have other shareholders not subject to this Agreement; and (b) fully comply with (b.i) Resolution No. 4,122 of the National Monetary Council, and (b.ii) the provisions of the ACC (as defined below), particularly with respect to share-transfer restrictions between XP Controle and Itaú.

NOW, THEREFORE, the Parties decided to enter into this Shareholders’ Agreement, which shall be governed by the following terms and conditions:

CHAPTER I
DEFINITIONS

1.1.       Definitions. Without prejudice to the other definitions provided for in this Shareholders’ Agreement, the following terms, as used herein, shall have the following meanings. Whenever required in the context, the definitions in this Agreement shall apply both in singular and plural forms, including their verbal variations, and the masculine gender shall include the feminine and vice-versa, without any change of meaning:

“ACC” means the Agreement on Concentration Control, entered into on August 9th, 2018, in connection with the BACEN Approval for consummation of the First Acquisition.

“Affiliate” means, in relation to one Person, any Person that is, directly or indirectly, (i) Controlled by, (ii) Controlling, or (iii) under common Control with such other Person, as of the date on which, or at any time during the period in which, such affiliate status is determined. In addition, it shall be considered an “Affiliate” of GA (a) any fund of which General Atlantic LLP or any entity of the General Atlantic group is the manager (gestor), administrator (administrador) or general partner or (b) any entity that is Controlled by such fund and/or its Affiliates. For the sake of clarification, the term “Affiliate” shall exclude companies (i) that are in the investment portfolio of such fund, but (ii) that are not Controlled by it (including the Company).

“Authorized Investor” means any Person that (a) is not (a.i) a financial institution Controlled by Brazilian Persons, or (a.ii) a financial institution that operates in Brazil as a retail bank; and/or (b) does not have a direct or indirect stake in excess of thirty percent (30%) in the corporate capital of the Persons referred to in item (a) above. For the avoidance of doubt, a financial institution that does not operate as a retail bank in Brazil and is ultimately Controlled by foreign Persons (even if directly owned by Brazilian Persons) will be considered an Authorized Investor.

“BACEN” means the Central Bank of Brazil.

“BACEN Approval” means, the approval of a transaction by BACEN, according to the terms of article 10, X, (g), of Law No. 4,595/64, as well as to CMN’s Resolution No. 4,122/12 and BCB’s Circulars Nos. 3.649/13 and 3.590/12.

“Business Day” means any day other than Saturday, Sunday or a day on which the commercial banks are required or authorized by law to remain closed in the Cayman Islands, in New York City or in the cities of Rio de Janeiro, State of Rio de Janeiro, Brazil and São Paulo, State of São Paulo, Brazil, as applicable.

“CADE” means the Administrative Council of Economic Defense (Conselho de Administrativo de Defesa Econômica).

“CADE Approval” means, the approval of a transaction by CADE’s General Superintendence and/or Tribunal, as applicable, according to the terms of Law No. 12,529/11, followed by (a) the lapse of the fifteen (15)-Calendar Day term as from the publication of the decision by CADE’s General Superintendence for third parties’ appeals, if any, or evocation by CADE’s Tribunal, as set forth in articles 65, I and II of Law No. 12,529/11 and article 122 of CADE’s Internal Regulation No. 1/2012, without said appeals having been filed or such evocation having occurred; or (b) if the transaction is analyzed by CADE’s Tribunal, publication in the Federal Official Gazette of the final judgment by CADE’s Tribunal, taking into account possible motions for clarification filed after the judgment, as set forth in articles 218 and following, of CADE’s Internal Regulation.

“Calendar Day” means any day of the week, including Saturday, Sunday, or any other day that is a holiday anywhere in the world.

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“Certified Buyer” means a financial institution, private equity group, financial conglomerate, institutional investor or sovereign fund, which, in all cases and in all Parties’ judgment: (i) is reputable and has sound financial situation; and (ii) has a significant probability of obtaining all the regulatory approvals necessary for the acquisition of the Shares and consummation of the other transactions provided for in the Stock Purchase Agreement and in this Agreement, as applicable.

“Company’s Articles of Association” means the Amended and Restated Memorandum and Articles of Association of the Company, adopted by special resolution of the Company passed on the date hereof.

“Confidential Information” means, in relation to any Party or Intervening-Consenting Party and their respective Affiliates: (i) any and all non-public information to which a Party or Intervening-Consenting Party and their respective Affiliates may have access or knowledge as a result of the transactions contemplated in this Agreement and is not held or owned by them; (ii) non-public information referring to the businesses, agreements and other properties of any of the Parties or Intervening-Consenting Parties and their respective Affiliates; or (iii) data, including the names and addresses, of any clients and suppliers of any of the Parties or Intervening-Consenting Parties and their respective Affiliates, or (iv) documents and materials produced in arbitration and any awards rendered in possible arbitration proceedings, under the terms of CHAPTER XI of this Agreement.

“Consolidated Annual EBITDA” means the sum of the consolidated net income of the Company, before deduction of the financial result, taxes, depreciations, amortizations, equity method result and profit sharing (PLR), ascertained during the last twelve (12) months.

“Control” means the power (i) to permanently assure, either directly or indirectly, severally or by means of agreement, the majority of votes in resolutions of quotaholders or shareholders of one Person and (ii) to elect the majority of the members of the board of directors or management of a Person. The terms “Controlled” and “Controlling” shall be construed accordingly with this definition.

“CVM” means the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários).

“First Acquisition” (or Primeira Aquisição) shall have the meaning ascribed to it in the Stock Purchase Agreement.

“GA Shares Second Acquisition” means the number of Class A Shares and Class B Shares to be acquired by Itaú from GA on the Second Closing Date as provided for in the Stock Purchase Agreement and subject to the Brazilian Central Bank’s approval.

“Governmental Authority” means (i) the federal government, any state or municipal government or other national or foreign political subdivision with jurisdiction over the applicable Person; (ii) an executive, regulatory, legislative, judicial or administrative government entity or authority with jurisdiction over the applicable Person, whether national or foreign, which includes, with respect to items (i) and (ii) above, their respective bodies, autonomous government entities, self-regulatory entities, divisions, departments, boards, representation offices, agencies or commissions, including the SEC, CVM, CADE and BACEN; (iii) a single court, tribunal or judicial, administrative or arbitration body; or (iv) any stock exchange or organized over-the-counter market to which the applicable Person is subject to.

“Independent Auditor” means an external audit firm to be hired from time to time by the Company and/or by XP Investimentos, upon approval from the Board of Directors, among one of the “Big Four” internationally renowned audit firms, provided that Itaú shall have the right to veto one of these firms at each hiring.

“Independent Director” means a director that is independent and experienced, with indisputable reputation and who meets all of the requirements established in the rules of Nasdaq and the SEC.

“Intellectual Property” means any and all trademarks (including their variations and combinations), commercial name, logotype, corporate name, service mark, service name, patent, utility model, copyright, formulae, drawings and formulations, diagrams, specifications, technology, methodologies, embedded software (firmware), systems, development tools, Internet domain names, software licenses, any other right or confidential or ownership information, including all the rights, licenses or pending patent applications, for any of the foregoing, and all related technical information, technical drawings, engineering or manufacturing drawings, technical knowledge (know-how), documents, floppy disks, records, files and other media in which the above mentioned items are stored.

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“International Approvals” means the approval, communication or any other measure required to be taken before any applicable foreign Government Authority, including the FCA—Financial Conduct Authority (UK), FINRA—Financial Industry Regulatory Authority (US), and the SEC, which may be eventually required by Law.

“Key Employees” are the persons listed in Exhibit B.

“Law” means any law (ordinary, supplementary or delegated), decree, decree-law, provisional measure, code, statute, regulation, instruction, ordinance, standard, rule, resolution, decision, order, requirement or demand issued by or emanated from any Governmental Authority.

“Liens” means any and all encumbrances, liens, attachment, placing of lien, security interest, fiduciary ownership, assignment or advance of receivables, granting of privileges and duties on property, protection of cultural heritage properties (or location in an area considered by Law as surrounding another protected cultural heritage property), cultural preservation, public improvement plan or Law of declaration of public utility for purposes of future condemnation or temporary occupation, actions for repossession (real or personal property), preemption, preemptive right, option, as well as any other right, claim, restriction or limitation, whether judicial or extrajudicial, of any nature whatsoever, which, in any manner, affects the free and full ownership and possession of such property or creates obstacles against the sale, transfer, use or exploitation thereof, at any time.

“Lock-Up Periods” means, jointly, the GA Second Acquisition Lock-Up, the XPC Second Acquisition Lock-Up and the XPC Control Lock-Up.

“Minimum Amount of Shares” means a number of Shares that is equal to 1,016,457,282, duly adjusted to reflect any consolidation, subdivision and/or similar transaction carried on by the Company that results in a change in the number of Shares of the same class held by every Shareholder of the Company, being altered in the same way and the same proportion, in any case, other than a Transfer of Shares by such Shareholder.

“Minimum Total Percentage” means 24.95% of the Company’s total share capital.

“Minority Shareholders” means those individuals holding shares issued by XP Controle, except for the XPC Controlling Shareholders.

“Nasdaq” means the American stock exchange, Nasdaq Stock Market;

“Permitted Assignees” means, in relation to GA, companies that are Controlled by General Atlantic LLC and that are headquartered in Brazil and/or the Persons that are discretionarily managed by General Atlantic LLC or by its Controlled subsidiaries that are not competitors of the Company or of the Controlling Companies, provided that, they undertake, in writing and prior to the Transfer of Shares, to fully comply with the obligations undertaken by GA in this Agreement and in the Stock Purchase Agreement, as if they were the original signatory parties, without prejudice to the joint and several liability of GA, for any default by any of its Permitted Assignees.

“Person” means an individual, company (whether incorporated or not), association, foundation, condominium, fund, consortia, joint venture, entity, trust, international or multilateral organization or other public, private or semi-public entity, as well as the successors thereof.

“Private Sale” means a Transfer of securities that does not go through the Stock Exchange.

“Registration Rights Agreement” means the registration rights agreement to be entered by and among the Shareholders and the Company on the date hereof.

“Regulatory Approvals” means, jointly and as applicable, the BACEN Approval, the CADE Approval and the International Approvals.

“Related Third Parties” means Persons who are employees, executive officers, self-employed agents or associates of the Company and/or of its Controlled Companies, who participate or may participate in the activities and/or businesses of the Company and/or of its Controlled Companies.

“SEC” means the Securities and Exchange Commission of the United States of America.

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“Second Acquisition” (or Segunda Aquisição) shall have the meaning ascribed to it in the Stock Purchase Agreement.

“Second Closing Date” (or Data do Segundo Fechamento) shall have the meaning ascribed to it in the Stock Purchase Agreement.

“Stock Exchange” means Nasdaq or any other stock exchange where the Company has its stock securities traded.

“Transfer” means to sell, assign or, by any other way, negotiate or transfer, directly or indirectly, whether or not for free. It also means the issuance of Shares by any Person for subscription by third parties. All those acts shall be referred to as “Transferring”.

“XPC Control Shares” means the minimum number of Shares held by XPC that represents more than fifty percent (50%) of the Company’s voting rights.

“XPC Controlling Shareholders” means the persons listed in Exhibit A, which may be updated to reflect changes in the partnership of XP Controle that are carried out in the normal course of business and consistent with past practices for admission of partners and/or termination of partnership (with individuals or vehicles owned by such individuals), provided that the partnership will not admit the entrance of Persons who are not partners and/or employees and/or investment financial advisors (agentes autônomos) of the Company and/or the Controlled Companies.

“XPC Free Shares” means, subject to the XPC Second Acquisition Lock-Up, the Shares held by XP Controle in excess of the XPC Control Shares.

“XPC Shares Second Acquisition” means the number of Class B Shares to be acquired by Itaú from XP Controle on the Second Closing Date as provided for in the Stock Purchase Agreement and subject to the Brazilian Central Bank’s approval.

1.2.       Defined Terms. The following defined terms have the meaning described in the respective clause indicated below:

Terms and Expressions	Definition
Agreement	Whereas (vii)
Annual Budget	Clause 7.11
Banco XP	Preamble
Brazilian Companies	Clause 2.4
Business Plan	Clause 7.10
Buying Shareholders	Clause 4.4
CAM-CCBC	Clause 11.2
Certified Buyer Purchase and Sale Agreement	Clause 4.5
CFO	Clause 7.12.1
Closing of the Right of First Refusal	Clause 4.4
Closing of the Tag Along Right	Clause 5.4
Closing of the Transfer to the Certified Buyer	Clause 4.5
Company	Preamble
Controlled Companies	Preamble
Corporate Restructuring	Whereas (ii)
Disputes	Clause 11.2
Dyna	Whereas (v)
Effective Term	Clause 10.1
GA Permitted Transfers	Clause 3.2
GA	Preamble
GA Free Shares	Clause 3.1.4(ii)
GB	Preamble
Information	Clause 8.2.1
Infostocks	Preamble
Intervening Consenting Parties	Preamble

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Terms and Expressions	Definition
IPO	Whereas (vi)
Itaú	Preamble
Itaú Unibanco	Preamble
LEADR	Preamble
Notice of Answer	Clause 4.2
Notice of Right of First Refusal	Clause 4.1
Notice of Tag Along	Clause 5.2
Offered Shares	Clause 4.1
Offered Shareholders	Clause 4.1
Offering Shareholder	Clause 4.1
Party or Parties	Preamble
Performance Appraisal	Clause 7.16.2
Previous Shareholder Agreement	Whereas (viii)
Private Transfer	3.1.5.1(ii)
Regulation	Clause 11.2
Related Parties	Clause 6.2(g)
Restricted Activities	Clause 8.4
Restricted Activities of GA	Clause 8.4
Restricted Activities of XP Controle	Clause 8.4
Restricted Persons	Clause 8.4
Restricted Persons of GA	Clause 8.4
Restricted Persons of XP Controle	Clause 8.4
Restriction to the Exercise of Office	Clause 7.12.1(b)
Right of First Refusal	Clause 4.2
Right of First Refusal Agreement	Clause 4.4
Right to a Public Offering of Shares	Clause 3.1.5.1(i)
Selling Shareholders	Clause 5.2
Shareholder or Shareholders	Preamble
Shareholders’ Meeting	Clause 6.1
Shares	Clause 2.1
Stock Purchase Agreement	Whereas (i)
Suspension of the Previous Agreement	Whereas (viii)
Tag Along Right	Clause 5.1
Tag Along Transfer Agreement	Clause 5.4
Tecfinance	Preamble
Term for Exercise of the Right of First Refusal	Clause 4.2
Term for Informing the Offered Shareholders	Clause 4.4
Territory	Clause 8.4
Transfer of the Right of First Refusal Shares	Clause 4.4
Transfer of the Shares to the Certified Buyer	Clause 4.5
XP Advisory	Preamble
XP CCTVM	Preamble
XP Controle	Preamble
XP Controle 3	Preamble
XP Controle 4	Preamble
XP Educação	Preamble
XP Finanças	Preamble
XP Gestão	Preamble
XP Investimentos	Preamble
XP Previdência	Preamble
XP Seguros	Preamble
XP Structure’s Permitted Transfers	Clause 3.2
XP Vista	Preamble
XPC Control Lock-Up	Clause 3.1.1(b)
XPC Second Acquisition Lock-Up	Clause 3.1.1(b)
XPC Shares Second Acquisition	Whereas (v)

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1.3.       Interpretation Rules. This Agreement shall be governed and construed in accordance with the following principles: (i) the headings and titles in this Agreement are merely intended for convenience of reference and shall not limit or affect the meaning of the chapters, clauses or items to which they apply; (ii) the terms “inclusive”, “including” and other similar terms shall be construed as if followed by the sentence “at merely exemplification title” and “without limitation”; (iii) whenever required in the context, the definitions contained in this Agreement shall be applied both in the singular and plural forms, and the masculine gender shall include the feminine and vice-versa, without changing the respective meaning; (iv) references to any document or other instruments include all the changes, substitutions and restatements and respective supplementations, save as otherwise expressly provided for; (v) save as otherwise expressly provided for herein, references to clauses or exhibits apply to the clauses or exhibits of this Agreement; (vi) all references to any Parties or Intervening Consenting Parties include their successors, representatives and authorized assignees; (vii) all references to clauses include their items and sub-items; and (viii) the wording used in all parts of this Agreement shall, in all cases, be simply construed in accordance with its correct meaning and not strictly to the benefit or to the expense of any of the Parties hereto. Except as otherwise provided for in this Agreement, references to any days within a term or period of time shall be deemed as references to the number of Calendar Days, it being certain that all the terms or periods provided for in this Agreement shall be counted by excluding the day of the event that gave rise to the beginning of the respective term or period and including the last day of such term or period. All terms and periods provided for herein that end on a day that is not a Business Day shall be automatically postponed to the immediately next Business Day.

CHAPTER II
SHARES BOUND BY THE AGREEMENT AND GENERAL PRINCIPLES

2.1.       Shares Bound by the Agreement. Subject to Clauses 3.1.3 to 3.1.6, all shares issued by the Company that are owned (either by record or beneficially owned, including through any depository) by the Shareholders, including those shares as may be issued in the future (by the Company or by companies which may hereinafter become successors of the Company), at any and all time, including, without limitation, by subscription, option, conversion, acquisition, exchange, bonus, subdivision, consolidation, merger, incorporation, stock incorporation, spin-off or other form of corporate reorganization, as well as stock warrant or the respective preemptive rights upon the subscription of new shares or securities convertible into shares of the Company (“Shares”), as well as the shares or quotas of the Controlled Companies, as applicable, will be subject to this Agreement. The Shareholders, the Company and the Controlled Companies agree to comply and cause the compliance with everything that is agreed upon among them in this Agreement.

2.1.1.       All references to a number of Shares under this Agreement shall be automatically adjusted in the event of bonus, subdivision or consolidation. In such cases, the Company shall send to the Shareholders a chart describing the new number of Shares entitled to each Shareholder within thirty (30)-Calendar Days of such event.

2.2.       Other Controlled Companies. In case the Company shall hereinafter hold a direct or indirect interest that represents Control in companies other than the Controlled Companies, all references in this Agreement to the Controlled Companies shall include such other Controlled subsidiaries, and all the obligations set forth herein with regard to the Controlled Companies shall be equally applied to them. For purposes of the foregoing, such Controlled subsidiaries shall execute, as intervening consenting parties, a term of adhesion to this Agreement.

2.3.       Ownership of the Shares. The Shareholders, as of this date, are the lawful owners, holders and have full title to the Shares, which are free and clear of any Liens.

2.4.       Enforcement of the Agreement by the Managers. The Parties agree to disclose this Agreement to the members of the board of directors and officers of the Company respectively nominated by them and to take all the necessary actions in order to ensure that all the directors and officers of the Company and of its Controlled Companies comply with this Agreement, especially to cause the Company and its Controlled Companies to comply with the obligations assigned to them hereunder. Any and all acts or omissions performed by the directors and officers nominated by the Shareholders in violation of the provisions hereof shall be null and void by operation of law. The Parties agree to cause the Controlled Companies incorporated under the laws of Brazil (“Brazilian Companies”) to file a copy of this Agreement in their respective headquarters and to cause XP Investimentos to register its existence in its share registry book.

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2.5.       General Principles. Without prejudice to the specific provisions of this Agreement, in the exercise of their duties and responsibilities, the Shareholders and their nominees in the board of directors or officers of the Company shall guide their conduct and exercise their voting rights at all times in the best interest of the Company and of the Controlled Companies. The Company and the Controlled Companies shall adopt good corporate governance practices, based on the principles of perpetuation of the business currently carried out by them, with an entrepreneurial, agile and independent management, while ensuring adherence to adequate standards of governance, compliance and risk management.

2.6.       Compliance with Resolution No. 4,122 of the National Monetary Council and other provisions. Parties have agreed and decided that this Agreement shall contain the same main terms and conditions of the Previous Shareholder Agreement, exclusively adjusted to reflect the migration of the Shareholders’ investment to an exempted company with limited liability, incorporated under the laws of the Cayman Islands and to be listed on Nasdaq and other relevant aspects of the Corporate Restructuring. Parties further acknowledge and agree that this Agreement fully complies with: (i) the Resolution No. 4,122 of the National Monetary Council of Brazil and (ii) the rules of the ACC, particularly with respect to share-transfer restrictions between XP Controle and Itaú.

2.7.       Itaú Unibanco hereby irrevocably and unconditionally undertakes to act as guarantor (fiador) of any and all obligations assumed by Itaú under this Agreement assuming, as main obligor and principal payer, joint and several liability with Itaú for compliance with any and all relevant obligations (and to make Itaú comply with such obligations) and payment of any and all amounts that may be due in the future by Itaú to any of the other Shareholders in connection herewith. Itaú Unibanco hereby expressly waives any and all benefits provided for in Articles 366, 368, 824, 827, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 794 of the Brazilian Code of Civil Procedure.

CHAPTER III
RULES GOVERNING TRANSFER OF SHARES

3.1.       Restrictions on Transfers of Shares and Creation of Liens. Except as expressly set forth in this Agreement and/or in the Stock Purchase Agreement, the Shareholders shall only be entitled to Transfer their Shares, subject to (i) their respective Lock-Up Periods, (ii) any lock-up agreements entered with the indemnitees of the IPO, (iii) the Right of First Refusal and the Tag-Along Right, as applicable, (iv) applicable securities law restrictions, and (v) the terms and conditions of the Registration Rights Agreement, as applicable. In addition, except as provided in Clauses 3.1.3, 3.1.4 and 3.1.5, a Private Sale of Shares shall only be permitted if (a) the acquirer is a Certified Buyer, (b) the Certified Buyer adheres to this Agreement, and (c) the Shareholder carrying out the Private Sale Transfers one hundred percent (100%) of its Shares. Moreover, throughout the effective term of this Agreement, the Shareholders shall not be allowed to create any Liens on the Shares owned by them (or allow the creation of Liens on XP Investimentos’ capital interest) without the prior written consent by all of the other Shareholders. The Shareholders acknowledge and agree that any Transfer of Class B Shares shall only be carried out through a Private Sale and only in the following cases: (a) within a Transfer of Shares that represent one hundred percent (100%) of the Shares owned by Itaú at the time of such sale and according to terms and conditions set forth herein; or (b) within a Transfer of Shares by XP Controle that represent the Company’s Control, according to Clause 3.1.6 below.

3.1.1.       Lock-Up Periods.

(a)	Except as set forth in Clause 3.1.5 below, GA shall not Transfer the GA Shares Second Acquisition until the Second Closing Date (“GA Second Acquisition Lock-Up”).

(b)	Except as set forth in Clause 3.1.5 below, XP Controle shall not (i) Transfer the XPC Shares Second Acquisition until the Second Closing Date (“XPC Second Acquisition Lock-Up”); and/or (ii) carry out a Transfer of Control of the Company and/or a Transfer of Shares that results in XP Controle holding less than fifty percent (50%) plus one (1) vote in the Company’s voting share rights, until August 9, 2026 (“XPC Control Lock-Up”).

(c)	Except for the XP Structure’s Permitted Transfers provided below, the XPC Second Acquisition Lock-Up and the XPC Control Lock-Up shall also apply to the shareholders of XP Controle.

(d)	The XPC Control Lock-Up shall be automatically terminated in case any Law that prohibits or prevents Itaú from acquiring the Company’s Control is dispatched or enacted (except to the extent that the restriction

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on the acquisition of Control established in said Law is effective for a limited period of time and does not prevent the acquisition of Control by Itaú after August 9, 2026). In this event, from the date of the effectiveness of such Law, XP Controle shall be authorized to Transfer the Company’s Control, at its sole discretion. Except for Itaú’s Right of First Refusal provided in Clause 4.1.1, which shall cease to be applicable, such Transfer of Company’s Control shall be subject to all of the other terms and conditions set forth in this Agreement (including, without limitation, the mandatory Transfer of Shares only to Certified Buyers in case of Private Sales and the applicability of the Tag Along Right).

3.1.2.       The Transfer of, and/or the creation of a Lien on, the Shares (or on XP Investimentos’ capital interest) in violation of the provisions in this Agreement shall be null and void by operation of law and the Company shall refrain from recording it in the applicable share registry. Even though where authorized by this Agreement, the creation of Liens on the Shares may never contain any restriction to the Shareholder’s voting right or contrary to the provisions hereof.

3.1.3.       IPO and Transfers in the Stock Exchange. Subject to (i) the XPC Control Lock-up, XPC Second Acquisition Lock-Up and GA Second Acquisition Lock-Up, as applicable (ii) any lock-up agreements entered with the indemnitees of the IPO, (iii) applicable securities law restrictions, and (iv) the terms and conditions of the Registration Rights Agreement, as applicable, upon the consummation of the IPO, each Shareholder shall be free to Transfer any amount of Class A Shares, at any time, and as long as the Transfer is carried out through the Stock Exchange, to any third party regardless of whether such third party is a Shareholder or a Certified Buyer. In such cases of Transfer of Class A Shares through the Stock Exchange, the Right of First Refusal and the Tag Along Right will not be applicable. For the avoidance of doubt, in this case, the Shareholders shall be allowed to Transfer less than 100% of the Class A Shares held by them and the acquiring third party shall not be a party to this Agreement (and the Class A Shares acquired by such third party shall not be bound by this Agreement).

3.1.3.1.       Once an IPO has been implemented, the following rules shall also apply:

(i)	XP Controle shall not, in the context of such IPO or in any subsequent sale of Shares in the stock exchange, Transfer the Control of the Company;

(ii)	The Company shall only list and allow for trading in the Stock Exchange Class A Shares. If any Shareholder wishes to sell Class B Shares in the Stock Exchange, it shall mandatorily convert such Class B Shares into Class A Shares prior to such sale, as per the applicable mechanics set forth in the Company’s Articles of Association and consistent with Clause 3.4 below. The Shareholders hereby undertake to take all necessary actions and cooperate in good-faith to implement such conversion. The Persons who acquire any Shares in the Stock Exchange will not be bound to this Agreement and the Shares that are sold therein will be automatically released from this Agreement;

(iii)	Company undertakes to provide Parties with copies of any registration statement and underwriting agreement in connection with any public offering carried out by the Company in reasonable advance of any filing or submission;

(iv)	The Parties will disclose the terms of this Agreement in connection with the IPO as required by law; and

(v)	The transfer of any and all Class A Shares sold by the Shareholders in the Stock Exchange (including pursuant to Rule 144) or pursuant to a SEC registered offering following the IPO will be subject to the applicable securities law restrictions.

3.1.4.       Private Transfers of Free Shares. The following private Transfers of Class A Shares shall be permitted and the Right of First Refusal and Tag Along rights shall not apply:

(i)	XP Controle can Transfer, freely and with no restrictions whatsoever, up to one hundred percent (100%) of the XPC Free Shares to Authorized Investors, provided that, if such XPC Free Shares are comprised of Class B Shares, XP Controle shall take all the necessary measures to convert them into Class A Shares prior to the Transfer, so that 100% of the XPC Free Shares to be Transferred are exclusively comprised of Class A Shares. The Authorized Investors who acquire(a) less than one hundred percent (100%) of the XPC Free Shares will not be part of this Agreement (and their

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respective acquired Shares shall not be bound by the rules provided herein), and (b) one hundred percent (100%) of the XPC Free Shares can be part of this Agreement (and, in case of adherence, their respective acquired Shares will be bound by the rules provided herein), provided that the sole acquisition of XPC Free Shares will not entitle the Authorized Investors to any veto rights or to the election of any member to the Company’s Board of Directors. In case of a block Transfer of one hundred percent (100%) of the XPC Free Shares to more than one Authorized Investor and adherence of all of them to this Agreement, such Authorized Investors shall form a single block of shareholders and will be considered as a single party for purposes of exercising the voting rights set forth in this Agreement.

(ii)	Except for GA Second Acquisition Shares, GA can Transfer, freely and with no restrictions whatsoever, all of their remaining Class A Shares (“GA Free Shares”) to one or more Authorized Investors. If the GA Free Shares are comprised of Class B Shares, GA shall take all the necessary measures to convert them into Class A Shares prior to the Transfer, so that 100% of the GA Free Shares to be Transferred are exclusively comprised of Class A Shares. The Authorized Investors who acquire (a) less than all of GA Free Shares will not be part of this Agreement (and their respective acquired Shares shall not be bound by the rules provided herein), and (b) all and not less than all of GA Free Shares shall adhere to this Agreement (and their respective acquired Shares shall be bound by the rules, rights and obligations of GA provided herein). In case of a block Transfer of all and not less than all of the GA Free Shares to more than one Authorized Investor, such Authorized Investors shall form a single block of shareholders and will be considered as a single party for the exercise of GA’s veto rights and its right to elect members of the Board of Directors, as applicable and as provided for in this Agreement.

3.1.5.       Liquidity Alternative. Subject to the XPC Control Lock-Up and the following clauses, in case any of the Regulatory Approvals required to the consummation of the Second Acquisition is denied or not obtained within eighteen (18) months as of their respective requests, whichever occurs first, both the GA Second Acquisition Lock-Up and the XPC Second Acquisition Lock-Up shall be accelerated and early terminated in respect to each Party of this Agreement as of the first Business Day following the Regulatory Approval denial or the end of such 18-month period, as the case may be.

3.1.5.1.       Additionally, immediately upon (i) the denial of any Regulatory Approval required for consummation of the Second Acquisition; or (ii) the failure to obtain such Regulatory Approvals within such 18-month period referred to above, the Shareholders undertake to discuss, in good faith, a liquidity alternative to the remaining Shares held by the Shareholders), and, in case they reach an agreement, the Shareholders shall reasonably implement the solution agreed. In case they do not reach an agreement within sixty (60)-Calendar Days counted from the beginning of the term for discussions referred above, any Shareholder, as from that moment, upon delivery of a written notice to the other Shareholders and to the Company, shall have the right to:

(i)	If the IPO has not already occurred, request the registration/filing of an IPO as per Clause 3.1.3, or, if an IPO has already occurred, a follow-on offering subject to the terms and conditions of the Registration Rights Agreement, in which case the Shareholders and the Company shall endeavor reasonable commercial efforts to carry out and cause to be carried out all acts that are necessary to approve, carry out and, subject to favorable market conditions, file the public offering of Class A Shares, including, to the extent possible, within the time table reasonably requested by the relevant Shareholder for the public offering of shares (“Right to a Public Offering of Shares”). Additionally to the Right to a Public Offering of Shares, in case the IPO has already happened, the Shareholders will be entitled to sell their Class A Shares in the Stock Exchange, in which case the Right of First Refusal and the Tag-Along Right shall not be applicable; or

(ii)	initiate a structured private sale process of up to one hundred percent (100%) of its Shares, to one or more Certified Buyers, in which case the Company and the other Shareholders shall endeavor all reasonable commercial efforts in order to cooperate with the consummation of the sale (“Private Transfer”). For avoidance of doubt, the Private Transfer shall be subject to the Right of First Refusal (subject to Clause 4.1.1 below) and the Tag Along Right provided herein. In case of a Private Transfer resulting in the Transfer of all and not less than all of the Shares held by any Shareholder is implemented, the respective Certified Buyer(s) shall succeed such Shareholder in all rights and

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obligations provided in this Agreement, replacing the Shareholder as a party to this Agreement for all effects. The Shareholders acknowledge and agree that such Private Transfer shall only be available to the sale of Class A Shares (except for the sale of Class B Shares according to Clause 3.1.6) which means that, if a Shareholder wishes to privately sell Class B shares, it shall convert the applicable Class B Shares into Class A Shares prior to consummation of the Private Transfer. In case of a block sale of 100% of the Shares held by a Shareholder to more than one Certified Buyer, such Certified Buyers shall act as a single block of shareholders for purposes of exercising the voting rights provided herein. In case the Private Transfer comprises less than one hundred percent (100%) of the Shares held by the selling Shareholder, the respective Certified Buyers shall not succeed the Shareholder in its rights and obligations under this Agreement and shall not become a party to this Agreement.

3.1.5.2.       In the context of a Private Transfer, the selling Shareholder shall present to the other Shareholders a list containing the Certified Buyers that the selling Shareholder intends to contact and, whenever applicable, Itaú and/or XP Controle shall have a veto right in relation to any Certified Buyer included in such list, provided such veto is justified and exercised within thirty (30)-Calendar Days counted from the receipt of the list. Said veto right shall not be applicable in relation to Certified Buyers who are also Authorized Investors.

If the IPO has not already occurred, following the fifth anniversary of the consummation of a Private Transfer carried out by GA in which the Authorized Investor(s) and/or Certified Buyer(s) have become a party to this Agreement as a result of the acquisition of all and not less than all of the Shares held by GA, and provided that none of the acquired Shares have been Transferred thereafter, such Authorized Investor(s) and/or Certified Buyer(s) will be entitled to have Right to a Public Offering of Shares and the right to a Private Transfer.

3.1.6.       Transfer of Control. Subject to the XPC Control Lock-Up, the Right of First Refusal (subject to Clause 4.1.1 below) and the Tag Along Right provided herein, XP Controle shall be allowed to Transfer the Company’s Control only through a Private Sale of Class B Shares whereby (i) the purchaser of the Company’s Control is a Certified Buyer, and (ii) the Certified Buyer adheres to this Agreement. In this case, Itaú shall automatically lose the rights provided in items (d) and (f) of Clause 6.3, which shall cease to exist as from the date of the consummation of the Transfer of the Company’s Control. Upon the occurrence of a Transfer of the Company’s Control, this Agreement shall be amended to exclude items (d) and (f) of Clause 6.3.

3.2.       Permitted Transfers. The Parties acknowledge and agree that Transfers of Shares (a) between Itaú and any of its Affiliates or between its Affiliates among themselves, (b) as described in Clause 3.1.3 above; (c) resulting from succession due to causa mortis (death); (d) resulting from repurchase of Shares by the Company for the specific purpose of holding them as treasury shares or for cancellation thereof, as permitted by Law; (e) from GA to their respective Permitted Assignees; (f) between the GA and/or their respective Permitted Assignees (both cases (e) and (f), the “GA Permitted Transfers”); (g) between XP Controle, on the one hand, and XPC Controlling Shareholders and/or an Affiliate of XP Controle, on the other hand; (h) between XP Controle, on the one hand, and the Minority Shareholders, on the other hand; (i) of Minority Shareholders among themselves or of XPC Controlling Shareholders among themselves; and (j) between XP Controle or the XPC Controlling Shareholders or the Minority Shareholders, on the one hand, and Related Third Parties, on the other hand (all cases from (g) to (j), the “XP Structure’s Permitted Transfers”) shall not be subject to the restrictions provided for in Clause 3.1.

3.2.1.       GA covenants and agrees not to use GA Permitted Transfers to carry out a Transfer of Shares that, if implemented otherwise, would be subject (i) to the restrictions provided for in Clause 8.4, (ii) to GA Second Acquisition Lock-Up or (iii) to compliance with the Right of First Refusal or the Tag-Along Right.

3.2.2.       The XP Structure’s Permitted Transfers may only be carried out if XPC Controlling Shareholders, individually or jointly, maintain ownership of voting share rights representing more than fifty percent (50%) of the total voting rights of XP Controle and/or of the Company. Furthermore, for XP Structure’s Permitted Transfers, as provided for in Clause 3.2, item (i), the following limits shall be respected: (i) investment financial advisors (agentes autônomos) shall not hold more than five percent (5%) of the capital stock of XP Controle, individually or jointly; and (ii) the XPC Controlling Shareholders may not hold interest equivalent to or lower than fifty percent (50%) of XP Controle’s voting share rights. The Company and/or XP Controle, as the case may be, shall provide GA and Itaú with information about any XP Structure’s Permitted Transfers, including in relation to securities issued by XP Controle, within thirty (30)-Calendar Days from the receipt of a request.

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3.3.       Retention in case of Transfer of Control. In the event of Transfer of Control of the Company by XP Controle, XP Controle and Itaú undertake to hold discussions in good faith regarding the potential creation of an escrow account mechanism in which a percentage of the price due by the Certified Buyer to XP Controle would be deposited to guarantee the payment of any indemnities owed by XP Controle to Itaú, as provided in the Stock Purchase Agreement, subject to usual retention and release rules.

3.4.       Conversion of Shares. Class B Shares will be converted into Class A Shares at the ratio of one (1) to one (1), with due regard to Articles 5.5 to 5.7 of the Company’s Articles of Association, in the following events:

(i)	at the sole discretion of the Shareholder holding Class B Shares, in which case the referred Shareholder may decide to convert any number of Class B Shares into Class A Shares, provided that the conversion of Class B Shares into Class A Shares does not result in the loss of the Company’s Control by XP Controle during the XPC Control Lock-up period;

(ii)	prior to any intended Transfer of Class B Shares through a Private Sale to any third-party that is not (1) an Affiliate of the selling Shareholder, or (2) a corporation, partnership, or other entity exclusively owned or Controlled by the selling Shareholder or their Affiliates, as applicable, except for: (a) a Transfer of Shares representing one hundred percent (100%) of the Shares owned by Itaú at the time of such sale; and/or (b) a Transfer that results in the Transfer of the Company’s Control by XP Controle after the XPC Control Lock-up period; and/or

(iii)	prior to any intended Transfer of Class B Shares through the Stock Exchange;

(iv)	In respect of GA, and except for the GA Shares Second Acquisition while the GA Second Acquisition Lock-Up is in force, if required by XP Controle, at any time, in case of any Transfer of Shares by XP Controle that would result in an interest held by XP Controle lower than fifty percent (50%) plus one of the Company’s voting right;

(v)	If, at any time, the total number of votes of the issued and outstanding Class B Shares represents less than 10% of the voting share rights of the Company, the Class B Common Shares then in issue shall automatically and immediately be converted into Class A Shares and no Class B Shares shall be issued by the Company thereafter.

3.4.1.       Prior Notice. If a conversion of Class B Shares into Class A Shares by XP Controle may cause Itaú to involuntarily increase its voting share rights in the Company, XP Controle shall send a written notice to Itaú in order to communicate such event, at least 10 Calendar Days in advance of the consummation of any conversion.

3.4.2.       XP Controle’s and GA’s conversion of Class B Shares into Class A Shares shall only be allowed if the number of Class A Shares and Class B Shares to be acquired by Itaú from each of them in the Second Acquisition is preserved.

3.5.       Preemptive Right. Except for (i) the capital increase related to the primary offering of the IPO and (ii) the provisions set forth in Articles 4.6 and 4.7 of the Company’s Articles of Association, in the event of a Company’s capital increase, each Shareholder will be entitled to preemptive rights in any private offering of Shares, as well as in the cases set forth in Article 4.4 of the Company’s Articles of Association, to subscribe new shares of the Company, proportionally to their respective interests in the total and voting share capital of the Company at the time of such capital increase (“Preemptive Right”).

3.5.1.       If the Company desires to issue Class A Shares for cash in the context of a public offering in the Stock Exchange without the corresponding Preemptive Right, as provided in Article 4.7 of the Company’s Articles of Association, it shall send a written notice to each Shareholder holding Class B Shares, who will have thirty (30) Calendar Days from its receipt to inform the Company whether or not it agrees with the relevant issuance. In case holders of at least two-thirds of Class B Shares agree with the issuance of Class A Shares without the corresponding preemptive right (“Preemption Waiver”), the Company will be entitled to carry on a public offering of Class A Shares in the Stock Exchange without giving effect to the aforementioned Preemptive Right. The lack of reply of a Class B Shares’ holder within the thirty (30) Calendar Days from the receipt of the written notice shall be considered as an agreement with the proposed issuance. For sake of clarification, the agreement of a Shareholder with the proposed issuance shall not be interpreted as creating a restriction to such Shareholder to acquire shares in the offering, to the extent permitted by Law.

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3.5.2.       Notwithstanding the provisions set forth above, in the context of a public offering of Class A Shares, if a Shareholder decides to subscribe part of the Class A Shares in issue, the other Shareholders shall have the right to subscribe at least an amount of Class A Shares that would guarantee that their dilution in the Company is not higher than the other Shareholders’ dilution, taking into account each of their respective equity ownership at the time of the relevant public offering.

CHAPTER IV
RIGHT OF FIRST REFUSAL

4.1.       Right of First Refusal. Subject to the rules and exceptions provided for in CHAPTER III and the provisions of CHAPTER V, if, during the term of this Agreement, any of the Shareholders (“Offering Shareholder”) intends to perform a Private Transfer or Private Sale of its Shares to a Certified Buyer, the Offering Shareholder shall only be entitled to do so after offering the relevant Shares (“Offered Shares”) to the other Shareholders (“Offered Shareholders”), by written notice specifying (i) the name, qualification and identification of the Certified Buyer (including the final beneficial owners controlling such Certified Buyer and the group to which they belong, as the case may be), (ii) the number of Offered Shares, (iii) the price to be paid in cash and the payment terms, (iv) a copy (a) of the respective proposal of the Certified Buyer, which shall be irrevocable and irreversible, and shall contain the relevant terms and conditions of the proposed purchase and sale and, (b) if available, the relevant stock purchase agreement or its draft, (v) the confirmation that the Certified Buyer accepts to purchase all the shares subject to a possible exercise of the Tag Along Right, and (vi) a commitment by the Certified Buyer to adhere to this Agreement as a condition precedent for the consummation of the acquisition of the Offered Shares, under the terms of Clause 4.8.1 (“Notice of Right of First Refusal”).

4.1.1.       Itaú shall only be entitled to exercise the Right of First Refusal provided in this CHAPTER IV, cumulatively, (i) in case of Transfer of the Company’s Control; (ii) after August 9, 2026; and (iii) if there is no regulatory and/or antitrust restriction imposed by a Governmental Authority that is valid on the last Business Day of the respective Term for Exercise of the Right of First Refusal, for the acquisition by Itaú of the Company’s Control. Subject to the provisions of this Clause, Itaú will have forty-five (45) additional Calendar Days to the term established in Clause 4.2 to exercise the Right of First Refusal, resulting in a total term of ninety (90)-Calendar Days, to analyze the feasibility of obtaining the Regulatory Approvals for the acquisition of the Company’s Control.

4.1.2.       If Itaú decides to exercise its Right of First Refusal and the Regulatory Approvals necessary for the consummation of the operation are denied or not obtained within eighteen (18) months from the date of the Notice of Answer sent by Itaú, XP Controle shall have the right to consider the transaction with Itaú terminated by means of a written notice, and in this case, Itaú will be subject to a compensatory fine equivalent to five percent (5%) of the purchase price described in the Notice of Right of First Refusal, which will be paid by Itaú by means of a wire transfer/electronic transfer of funds, to the Company’s bank account (to be indicated in writing by it), in immediately available funds, within thirty (30)-Calendar Days counted from the receipt of a written notice sent by the Company to this effect. If Itaú fails to timely make such payment, the due amount will be increased by interest at the rate of one percent (1%) per month, calculated pro rata die, counted from the date the payment became due up to the date of its actual payment, as well as a penalty of two percent (2%) of the amount due.

4.1.2.1.       In the event of the exercise of the Right of First Refusal above, Itaú and XP Controle must, jointly and within forty-five (45)-Calendar Days from the date of the Notice of Answer sent by Itaú, cooperate in good faith to submit to the applicable Governmental Authorities the necessary requests to obtain the Regulatory Approvals required. If said requests are not submitted within forty-five (45)-Calendar Days as mentioned above because XP Controle prevented the rendering of (or the Company did not provide) reasonable necessary information and/or documents that were requested in writing with sufficient advance, the period of eighteen (18) months referred to in Clause 4.1.2 shall be increased by the number of days of delay for the submission of such requests. For clarification purposes, if such requests are submitted sixty (60)-Calendar Days after the date of the Notice of Answer sent by Itaú due to a cause attributable to XP Controle under the terms set forth above, the term of Clause 4.1.2 shall become eighteen (18) months and fifteen (15)-Calendar Days.

4.2.       Exercise of the Right of First Refusal. Subject to the provisions of Clause 4.1.1 above and of CHAPTER III above and of CHAPTER V below, the Offered Shareholders shall be entitled to exercise the right of first refusal for

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the acquisition of all (and not less than all) Offered Shares for equal or not less favorable conditions (as regards to the financial terms of the offer), than those described in the Notice of Right of First Refusal (“Right of First Refusal”). The Right of First Refusal may be exercised by the Offered Shareholders by means of a written notice to the Offering Shareholder, with a copy to the other Offered Shareholders (“Notice of Answer”), sent within forty-five (45)-Calendar Days from the receipt of the Notice of First Offer (“Term for Exercise of the Right of First Refusal”), informing their intention to:

(i)	purchase all, and not less than all, the Offered Shares for a price and under other conditions equal to or not less favorable (as regards to the financial terms of the offer), than those described by the Offering Shareholder in the Right of First Refusal Notice; or

(ii)	waive their Right of First Refusal, it being clear that the following shall be deemed as a waiver of the Right of First Refusal: (a) absence of delivery of the Notice of Answer within the Term for Exercise of the Right of First Refusal, and/or (b) sending a Notice of Answer that does not include the Offered Shareholders’ irrevocable and irreversible obligation (which may be conditioned only to the need of obtaining regulatory approvals, including the BACEN Approval and the CADE Approval, as applicable) to purchase all the Offered Shares under conditions equal to or not less favorable, in financial terms, than those specified in the Notice of Right of First Refusal.

4.3.       Offered Shareholders’ Offers. The offer contained in the Notice of Answer shall be firm, irrevocable and irreversible, and may be conditioned only to the need of obtaining regulatory approvals, including the BACEN Approval and the CADE Approval, as applicable. In case more than one Offered Shareholder timely exercise the Right of First Refusal, the Offered Shares shall be sold, free and clear of any Liens, to the Offered Shareholders exercising the Right of First Refusal proportionally to their respective interests in the share capital of the Company, excluding the interests held by the Offering Shareholder and by those Offered Shareholders who have not exercised the Right of First Refusal. In case the Certified Buyer is also a Shareholder, the Offered Shares shall be Transferred to those Offered Shareholders that exercised their Right of First Refusal and to the Certified Buyer proportionally to their respective interests in the total share capital of the Company, excluding the interests held by the other Shareholders.

4.4.       Closing of the Right of First Refusal. Within ten (10)-Calendar Days counted from the Term for Exercise of the Right of First Refusal (“Term for Informing the Offered Shareholders”), the Offering Shareholder shall inform the Offered Shareholders who have validly exercised their Right of First Refusal (“Buying Shareholders”) about the number of Offered Shares to be acquired by each of them. Within sixty (60)-Calendar Days counted from the end of the Term for Informing the Offered Shareholders, the Offering Shareholder and the Buying Shareholders shall enter into an agreement (“Right of First Refusal Agreement”) to formalize the terms and conditions for the purchase of the Offered Shares, which Shares will be free and clear of any Liens (except for Liens expressly permitted hereunder) (“Transfer of the Right of First Refusal Shares”), reflecting the same conditions provided for in the Notice of Answer. In case the consummation of the Transfer of the Right of First Refusal Shares is not contingent on regulatory approvals, it shall occur simultaneously with execution of the Right of First Refusal Agreement. Otherwise, the Offering Shareholder and the Buying Shareholders shall, within thirty (30)-Calendar Days counted from the execution of the Right of First Refusal Agreement, request the regulatory approvals applicable to the consummation of the Transfer of the Right of First Refusal Shares and consummate the referred Transfer within ten (10)-Calendar Days counted from the time the regulatory approvals are obtained (“Closing of the Right of First Refusal”), without prejudice to the provisions in Clause 4.6.

4.5.       Transfer of the Offered Shares to the Certified Buyer. In the event the Right of First Refusal is waived, under the terms of Clause 4.2(ii), by the Offered Shareholders or in case the Closing of the Right of First Refusal doesn´t occur according to the terms of Clause 4.4 above (except as a result of the Offering Shareholder’s default in any obligation), and, in any case, with due regard to the possible exercise of the Tag Along Right by the Offered Shareholders, the Offering Shareholder shall be free to Transfer the Offered Shares to the Certified Buyer, provided that they are transferred under not less favorable conditions (from a financial standpoint), than those specified in the Notice of Right of First Refusal, it being clear that the Offering Shareholder and the Certified Buyer shall, within forty-five (45)-Calendar Days counted from the waiver of the Right of First Refusal or the non-occurrence of the Closing of the Right of First Refusal, as set forth above, enter into an agreement (“Certified Buyer Purchase and Sale Agreement”) to formalize the terms and conditions for the acquisition of the Offered Shares – which shall be free and clear of any Liens (except for the Liens expressly authorized in this Agreement) (“Transfer of the Shares to the Certified Buyer”). In case the consummation of the Transfer of the Shares to the Certified Buyer is not subject to

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regulatory approvals being obtained, it shall occur simultaneously with the execution of the Certified Buyer Purchase and Sale Agreement. Otherwise, the Offering Shareholder and the Certified Buyer shall, within thirty (30)-Calendar Days counted from the execution of the Certified Buyer Purchase and Sale Agreement, request the regulatory approvals applicable to the consummation of the Transfer of Shares to the Certified Buyer and consummate the referred Transfer within ten (10)-Calendar Days counted from the time the applicable approvals are obtained (“Closing of the Transfer to the Certified Buyer”), without prejudice to the provisions in Clause 4.7. In case the Transfer of Share to the Certified Buyer shall not occur within the above mentioned period, the process for exercise of the Right of First Refusal set forth in this CHAPTER IV shall be restarted.

4.6.       Closing. Notwithstanding the deadlines provided for in Clause 4.4 and in Clause 4.5, respectively, for the consummation of the Transfer of the Right of First Refusal Shares and for the consummation of the Transfer of the Shares to the Certified Buyer, the Parties covenant and agree to cause the consummation of the relevant Transfer of Shares always on the last Business Days of the month. Thus, if the consummation of the Transfers mentioned herein are ready to occur – i.e. are not subject to the fulfillment or verification of any condition – (a) before (and including) the 20th day of any given month, the consummation of the relevant Transfer shall occur on the last Business Day of such month, or (b) after the 20th day of any given month, the consummation of the relevant Transfer shall occur on the last Business Day of the subsequent month.

4.7.       Invalidity of the Certified Buyer’s Offer. The stipulation, by the Certified Buyer, of a condition in its offer with the purpose of creating restrictions on the Offered Shareholders that are not provided for in this Agreement or in the Company’s Articles of Association shall be null and void, unenforceable and not binding to the Offered Shareholders or on the Company. For purposes of clarification, nothing in this Clause shall prevent an obligation to indemnify (if any) contained in the Certified Buyer’s offer from being proportionally allocated to the Offered Shareholders.

4.8.       Validity of this Agreement. Subject to the provisions of Clauses 3.1.3 to 3.1.5, in case of Transfer of Shares to Certified Buyers and/or Authorized Investors or among Shareholders, this Agreement shall remain in force and effect in all its terms and conditions, with the assignment of this Agreement to such Certified Buyer, Authorized Investor or to another Shareholder, as the case may be, of the Offering Shareholder´s rights and obligations provided for in this Agreement, except in relation to the rights granted to the sole and exclusive benefit of Itaú and GA (intuitu personae) as provided for in this Agreement, which shall not be affected by the Transfer of Shares.

4.8.1.       Amendment to the Agreement. In any case, at the date of consummation of a Transfer of Shares to any Certified Buyer, such Certified Buyer shall, prior to and as a precondition to the Transfer of the Offered Shares, unconditionally join and commit itself to adhere to the provisions in this Agreement and to undertake all the obligations stipulated herein, as if it were an original signatory of this Agreement.

CHAPTER V
TAG ALONG RIGHT

5.1.       Tag Along Right. Subject to the rules and exceptions set forth in CHAPTER III above, the Offered Shareholders who decide not to exercise their Right of First Refusal, as per Clause 4.2 above, will be entitled to require the Offering Shareholder to include all Shares held by such Offered Shareholders in the Offered Shares to be Transferred to the Certified Buyer, at the same price per Offered Share and under the same terms and conditions as those applicable to the Offering Shareholder´s Offered Shares, including possible price adjustments, deferred payments, obligations to indemnify and earn out as provided for in the Notice of Right of First Refusal (“Tag Along Right”), not being applicable, in this case, the XPC Control Lock-Up even if such Transfer occurs within the XPC Control Lock-Up period.

5.1.1.       The Tag Along Right provided in this CHAPTER V shall only benefit and be exercisable by Itaú in case of a Transfer of the Company’s Control. For the avoidance of doubt, the Tag Along Right of Itaú shall be preserved in case of a Transfer of the Company’s Control in which Itaú cannot exercise its Right of First Refusal. Therefore, even in this case, XP Controle (as the Offering Shareholder) shall deliver to Itaú the Notice of Right of First Refusal (even if Itaú is not entitled to exercise the Right of First Refusal), under the terms of Clause 4.1, to guarantee to Itaú the possibility to deliver its Notice of Tag Along, as provided in Clause 5.2.

5.2.       Exercise of the Tag Along Right. The Offered Shareholders who decide to exercise their Tag Along Right (“Selling Shareholders”) shall send, within forty-five (45)-Calendar Days from the receipt of the Notice of Right of

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First Refusal, a written notice informing the Offering Shareholder of the exercise of the Tag Along Right (“Notice of Tag Along”), which shall imply unconditional acceptance of all the conditions provided for in the Notice of Right of First Refusal, it being understood that the failure to answer within such forty-five (45) Calendar Day period will be deemed as a waiver of the Tag Along Right, and the Offering Shareholder will be entitled to Transfer the Offered Shares under the terms provided for in the Notice of Right of First Refusal, provided that none of the Offered Shareholders have exercised the Right of First Refusal.

5.3.       Offered Shares. In the event a Notice of Tag Along has been sent by one or more Offered Shareholders in accordance with this Agreement, the Certified Buyer shall be compelled to purchase, in addition to the Offered Shares, all Shares held by such Offered Shareholders.

5.4.       Closing of the Transfer. Subject to Clause 5.5 below, within forty-five (45)-Calendar Days counted from the date the Notice of Tag Along is sent, the Offering Shareholder, the Selling Shareholders and the Certified Buyer shall enter into an agreement (“Tag Along Transfer Agreement”) to formalize the terms and conditions for such Transfer of Shares. If the consummation of said Transfer is not subject to regulatory approvals, the referred Transfer shall occur simultaneously with the execution of the Tag Along Transfer Agreement. Otherwise, the Offering Shareholder, the Selling Shareholders and the Certified Buyer shall, within thirty (30)-Calendar Days from the execution of the Tag Along Transfer Agreement, request the regulatory approvals applicable to the consummation of the Transfer of the Tag Along Shares and consummate said Transfer within ten (10)-Calendar Days from the time the applicable approvals are obtained (“Closing of the Tag Along Right”), without prejudice to the provisions in Clause 5.5.

5.5.       Notwithstanding the deadlines provided for in Clause 5.4 for the consummation of the Transfer of the Right of the Tag Along Shares, the Parties covenant and agree to cause the consummation of the relevant Transfer of Shares always on the last Business Days of the month. Thus, if the consummation of any such Transfer mentioned herein is ready to occur – i.e. are not subject to the fulfillment or verification of any condition – (a) before (and including) the 20th day of any given month, the consummation of the referred Transfer shall occur on the last Business Day of such month, or (b) after the 20th day of any given month, the consummation of the referred Transfer shall occur on the last Business Day of the subsequent month.

5.6.       Costs. If the Tag Along Right is exercised, all costs and expenses effectively incurred in the preparation and execution of the Transfer of Shares, including attorneys´ and professional´s fees, provided that previously approved in writing by the Offering Shareholder, will be borne by the Selling Shareholders and by the Offering Shareholder proportionally to their respective equity interest in the Transferred Shares. If the Tag Along Right is not exercised, the costs and expenses will be fully borne by the Offering Shareholder.

CHAPTER VI
SHAREHOLDERS´ MEETINGS

6.1.       Company´s Shareholders´ Meetings. The annual shareholders’ meetings shall be held within the first four (4) months following the end of the fiscal year, and the extraordinary shareholders’ meetings (“Shareholders’ Meeting”) shall be held whenever and to the extent that the Company´s business so require. The resolutions of a Shareholders’ Meeting, except for the special matters as provided by Law or in the Company’s Articles of Association or in this Agreement, shall be approved by Shareholders representing the majority of the Company’s voting share rights present at the Shareholders’ Meeting.

6.1.1.       Shares Voting Rights. The Company’s share capital is divided into Class A Shares and Class B Shares. Each Class A Share will be entitled to one (1) vote, and each Class B Share will entitled to ten (10) votes in the resolutions of the Company’s Shareholders’ Meeting.

6.2.       GA’s Vote. Subject to the provisions in this Agreement, GA, or its relevant nominee in the Board of Directors, shall have veto rights in any of the matters set forth below with respect to the Company and its Controlled Companies (except as otherwise provided for in this Clause), provided that such veto right must be justified, exercised in the best interest of the Company and by means of a written notice:

(a)	Entry into, by the Company and/or its Controlled Companies, of a joint venture with other companies, merger, spin-off, incorporation, acquisition, partnership, profit sharing agreements or sale, by the

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Company, of assets that, in any case, exceeds thirty-three point thirty-three percent (33.33%) of the Company’s gross revenue in the last twelve (12) months;

(b)	Annual investments (CAPEX), either individually or in the aggregate, by the Company or by the Controlled Companies, not provided for in the Annual Budget and in an amount that exceeds by more than ten percent (10%) of the Company’s consolidated annual gross revenue;

(c)	Any corporate restructuring involving the Company or the Controlled Companies that adversely impacts the value of GA’s interest in the Company;

(d)	Granting or borrowing of loans and guarantees by the Company or by the Controlled Companies, in an amount that, if considered individually or in the aggregate, exceeds the equivalent of fifty percent (50%) of the Annual Consolidated EBITDA calculated based on the last audited balance sheet, except for loans borrowed and guarantees granted in the ordinary course of business of the Company and/or its Controlled Companies;

(e)	Distribution of dividends in an amount that exceeds fifty (50%) of the Company’s net profit in a given year, after the legally required adjustments;

(f)	Increase of the share capital of the Company or its Controlled Companies through the issuance of new shares, whenever the issuance price of the shares considers a valuation of the Company lower than three billion, one hundred and fifty million Reais (R$ 3,150,000,000.00), adjusted by the IGP-M as of May 25th, 2016, except in case of sale to employees, managers or collaborators that participate in the Company’s or in its Controlled Companies’ activities and/or businesses, as a form of incentive and/or reward for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of five percent (5%) of the Company’s share capital and/or of its Controlled Companies, as the case may be;

(g)	Transactions involving, on the one hand, the Company or its Controlled Companies and, on the other, XP Controle, or any other Companies directly or indirectly controlled by XP Controle (except the Company and its Controlled Companies), its respective direct or indirect Controlling shareholders, or their spouses and 1st and 2nd degree relatives, any managers of the Company or of its Controlled Companies or their spouses and 1st and 2nd degree relatives, and/or any direct or indirect Controlled of the Company, of such persons (“Related Parties”), except for transactions in which the Related Parties (a) act as clients of the Company and/or of its Controlled Companies in transactions carried out in the regular course of business of the Company and/or its Controlled Companies; (b) are investment financial advisors (agentes autônomos) hired by XP CCTVM; (c) are Companies directly or indirectly Controlled by the Company; and (d) receive shares or securities convertible into shares issued by the Company and/or its Controlled Companies, as employees, managers or associates who participate in or come to participate in the activities and/or business of the Company and/or its Controlled Companies, as a form of incentive and/or reward for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of five percent (5%) of the share capital of the Company and/or its Controlled Companies, as the case may be, provided that, in any case, the transactions are carried out in the regular course of business of the Company and/or its Controlled Companies and in commutative conditions, in due compliance with market practices;

(h)	Alteration or amendment to the Company’s Articles of Association or By-laws, as applicable, of its Controlled Companies that have a material adverse effect on the rights granted to GA under the terms of this Agreement;

(i)	Redemption of shares or reduction of the share capital of the Company and/or of its Controlled Companies that result in a return of capital to the Shareholders of the Company and/or of its Controlled Companies, except to the extent necessary to redeem shares granted in incentive or compensation plans for employees or associates of the Company and/or of its Controlled Companies in the event of termination of their relationship with the Company and/or with its Controlled Companies;

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(j)	Sale, lease, rent, abandonment or other disposition by the Company and/or its Controlled Companies of a client portfolio and technology platform that has a material adverse effect on the activities of the Company and/or of its Controlled Companies; and

(k)	Sale, assignment, transfer or license of any Intellectual Property rights held by its Controlled Companies, which has a material adverse effect on the activities of the Company and/or of its Controlled Companies.

6.2.1.       GA shall only be allowed to exercise the vetoes provided for in items (a) and (b) until the complete implementation of the Second Acquisition, as provided for in the Stock Purchase Agreement. In any case, the veto rights provided in this Clause 6.2 will cease to have effects, automatically and regardless of any amendment to this Agreement, in case GA holds less than 176.382.406 shares of the Company duly adjusted to reflect any consolidation and/or subdivision and/or similar transaction carried on by the Company that results in a change in the number of Shares of the same class held by every Shareholder of the Company, being altered in the same way and the same proportion, in any case, other than a Transfer of Shares by such Shareholder. Except for the veto rights provided for in items (a), (d) and (f) which are granted to the sole and exclusive benefit of GA (intuitu personae), the veto right and the exercise rules provided herein shall be mutatis mutandis applicable to the Authorized Investors that acquires the GA Free Shares, as provided in Clause 3.1.4(ii), and/or to Certified Buyers who acquire the GA Shares pursuant to Clause 3.1.5.1(ii), provided that none of the respective Shares acquired are subsequently Transferred by them.

6.3.       Itaú’s Vote. Subject to the provisions in this Agreement, Itaú, or its relevant nominee in the Board of Directors, shall have veto rights in any of the matters set forth below with respect to the Company and its Controlled Companies (except as otherwise provided for in this Clause), provided that such veto right must be justified, exercised in the best interest of the Company and by means of a written notice:

(a)	Distribution of dividends in an amount that exceeds fifty (50%) of the Company’s net profit in a given year, after the legally required adjustments;

(b)	Modification of the accounting policies and practices used by the Company and/or by its Controlled Companies, except as required by applicable Law;

(c)	Substitution of the Company’s or XP Investimentos’ Independent Auditor before the end of its term of office;

(d)	Unjustified dismissal of the Chief Executive Officer or of the Chief Financial Officer of the Company and/or of XP Investimentos;

(e)	Unjustified dismissal of the internal auditor;

(f)	Approval of the global annual compensation of the Chief Executive Officer or of the Chief Financial Officer of the Company and/or of XP Investimentos;

(g)	Creation, modification and/or termination of the Company’s and/or of XP Investimentos’ stock option policy or any kind of long term incentive plan granted to executives of the Company;

(h)	Amendment or change to the Company’s Articles of Association that causes an adverse effect on the economic and political rights granted to Itaú under the terms of this Agreement, including the creation of new classes of Shares;

(i)	Change in the number of members and/or powers granted to the Board of Directors of the Company, except if such change is required to assure that XP Controle shall elect the majority of the members of the Board of Directors, as provided in Clause 7.4;

(j)	Redemption of shares of the Company’s or of the Controlled Companies share capital that results in a return of capital to the Shareholders of the Company and/or of its Controlled Companies, except to the extent necessary to redeem shares granted under incentive or compensation plans to employees or associates of the Company and/or of its Controlled Companies in the event of termination of their relationship with the Company and/or its Controlled Companies;

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(k)	Provided that it exceeds thirty-three point thirty-three percent (33.33%) of the Company’s gross revenue for the last twelve (12) months, any transaction whereby the Company and/or its Controlled Companies enter into any of the following: an association agreement with other companies, merger, spin-off, consolidation, acquisition, partnership, profit-sharing agreements, or the sale of assets by the Company or by the Controlled Companies;

(l)	Notwithstanding anything in the contrary herein, the Transfer and/or issuance to Persons other than the Company of any shares or other convertible securities of XP Investimentos by the Company;

(m)	Entering into any agreement that is material for the Company’s business, in which the Company or its Controlled Companies grant exclusivity to third parties or any agreement creating non-compete obligations for the Company or its Controlled Companies;

(n)	Transactions involving, on the one hand, the Company or its Controlled Companies and, on the other hand, any government body and/or any Related Parties and/or GA, other than transactions in which the Related Parties (a) act as clients of the Controlled Companies in transactions carried out in the normal course of business of the Company and/or of its Controlled Companies; (b) are investment financial advisors (agentes autônomos) hired by XP CCTVM in transactions carried out in the normal course of business; (c) are Controlled Companies; and (d) receive shares or securities convertible into shares issued by the Controlled Companies, as employees, managers or associates who participate or come to participate in the activities and/or business of the Company and/or of its Controlled Companies, as a form of incentive and/or reward for the achievement of goals and/or results, whenever approved by the Company’s Board of Directors and up to a total limit of ten percent (10%) of the capital stock of XP Gestão and five percent (5%) of the capital stock of the other Controlled Companies, as the case may be; provided that, in any of the cases above, the transactions are carried out in the normal course of business of the Company and/or of its Controlled Companies, and under commutative conditions, with due regard to the market practices;

(o)	Changes in the Company’s and/or Controlled Companies line of business activities, except those related to commercial banking, investment banking, foreign exchange and insurance business;

(p)	Sale or modifications in the relevant brands held by the Company and/or by its Controlled Companies, except due to graphic or visual modifications without change of the name;

(q)	Capital expenditure investments (CAPEX), in an individual or aggregated manner, by the Company or by its Controlled Companies, not provided for in the Annual Budget and in an amount that is higher than five percent (5%) of the Company’s consolidated gross revenues for the last twelve (12) months;

(r)	Entering into commercial agreements by the Company or its Controlled Companies with an individual value, by service provider, that exceeds five percent (5%) of the Company’s consolidated gross revenue for the last twelve (12) months, except in relation to distribution agreements executed with investment financial advisors (agentes autônomos), compensated on a commission basis;

(s)	Granting or borrowing of loans and granting of guarantees, by the Company or its Controlled Companies, in an amount that, either separately or in the aggregate, exceeds the value equivalent to three (3) times the Consolidated Annual EBITDA calculated based on the latest audited balance sheet, except for loans borrowed and guarantees granted in the regular course of business of the Company and/or of its Controlled Companies;

(t)	Granting of guarantees to third parties’ benefit out of the regular course of business in an amount in excess of R$5,000,000 (five million Reais), annually adjusted as from August 31st 2018 by one hundred percent (100%) of the interest rate of the certificado de depósito interbancário, calculated by the certificado de depósito interbancário’s daily average designated “Taxa DI – operações extra grupo”, expressed in an annual percentage, based on a year of two hundred and fifty-two (252) days, published daily by CETIP—Câmara de Custódia e Liquidação;

(u)	Sale of treasury Shares by the Company and/or sale of treasury shares of XP Investimentos by itself; and

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(v)	Dissolution or liquidation of the Company and/or of its Controlled Companies, file for judicial reorganization or bankruptcy, as well as the approval of an out-of-court reorganization plan for the Company and/ its Controlled Companies.

6.3.1.       The Parties agree that any and all proposals involving any type of transaction described in item (k) of Clause 6.3 above shall be discussed by the Company´s Board of Directors, and if the members of the Board of Directors nominated by Itaú veto such transaction, the relevant members shall present a written and reasonable justification in connection with such veto – provided that the interest of Itaú in the same business or in the acquisition of the same asset, for example, shall not be considered a reasonable justification – and Itaú shall not be permitted to negotiate or conclude such transaction for a period of twenty four (24) months. In addition, should the Company and Itaú be interested in the same business opportunity, Itaú shall disclose such information to the Board of Directors in the first opportunity and abstain from voting in resolutions in connection with such business opportunity at any corporate level of the Company. Such transaction may be approved or rejected by the other Shareholders or their nominees at the Board of Directors, as applicable. In addition, Itaú, as a Shareholder, or any of its nominees in the Board of Directors, shall not have access to any information in connection with the business opportunity and, in case it had access to such information before disclosing its interest on the business to the Board of Directors, Itaú undertakes not to permit its use under any circumstance.

6.3.2.       Itaú’s veto rights provided in items (d), (f), (m) and (r) of Clause 6.3 above shall only be exercisable as from August 9, 2033. In any case, Itaú shall lose the veto rights provided for in (i) in items (d), (f), (m), and (r), automatically and regardless of any amendment to this Agreement, if Itaú holds less than the Minimum Amount of Shares, and (ii) in relation to the remaining items of Clause 6.3, they will no longer be applicable, automatically and regardless of any amendment to this Agreement, if Itaú holds less than the Minimum Total Percentage. In addition, the veto rights provided for in items (d) and (f) are to the sole and exclusive benefit of Itaú (intuitu personae) and shall not benefit any Certified Buyer that acquires Itaú’s shares.

6.4.       The vote of the members of the Board of Directors shall always be exercised in the best interest of the Company. The eventual exercise of GA’s or Itaú’s veto rights pursuant to the terms of this Agreement shall always be exercised together with a written and reasonable justification containing a reasoning for the veto on the relevant matter. Pursuant to the rules to hold a General Meeting or a Board of Directors Meeting, GA’s and/or Itaú’s absence or abstention to vote, as the case may be, either at the Shareholders or at the Board of Directors level, shall not prevent the approval of the matters indicated on Clauses 6.2 and 6.3 above as from the second calling of the applicable meeting.

6.5.       Corporate Documents. Exhibit 6.5 contains a true and complete form of the Company’s Articles of Association. The By-laws and/or Articles of Association of the Controlled Companies shall be amended, as the case may be, in order to conform their provisions to the provisions of this Agreement. Such amendments will be submitted to the approval of the Central Bank of Brazil when applicable.

6.6.       Cooperation. The Company will endeavor best efforts to cooperate in good-faith and to provide documents and information as reasonably requested by Itaú with respect to any transaction carried out by the Company, directly or indirectly through its subsidiaries, that results in a new or an increased equity ownership by the Company in any other company in Brazil or abroad, in order to comply with Resolution No. 2,723/2000 from the National Monetary Council of Brazil.

CHAPTER VII
MANAGEMENT

Section I – General Provisions

7.1.       Management of the Company. The Company will be managed by a Board of Directors and by a Board of Officers, with such powers as are conferred by the applicable law and in accordance with the Company’s Articles of Association.

7.2.       Taking of Office. The members of the Board of Directors and the Executive Officers of the Company will take office in accordance with the Company’s Articles of Association and applicable Law, and will be subject to the

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requirements, impediments, duties, obligations and responsibilities set forth in applicable Law, and will remain in office until the election and taking of office of their successors.

7.3.       Management of the Company’s Subsidiaries. The management of the Controlled Companies shall reflect, as applicable, the terms of this Agreement regarding the composition of the management bodies and the manner in which the managers and their respective powers and assignments are indicated. The Controlled Companies since now agree to take all necessary actions to ensure that the management of the Controlled Companies is adapted and reflects all the terms of this Agreement.

Section II – Board of Directors

7.4.       Composition of the Company’s Board of Directors. Subject to Clause 7.4.4, the Company’s Board of Directors will be formed by up to thirteen (13) members, elected and removed at any time by the Shareholders’ Meeting, according to the following provisions:

(a)	As long as XP Controle holds XPC Control Shares, (a.1) XP Controle shall be entitled to nominate (and replace, at any time, at its sole discretion) seven (7) members and their respective alternates, and (a.2) Itaú shall be entitled to nominate (and replace, at any time, at its sole discretion), (i) two (2) members and their respective alternates (or three (3) members if and when the provisions of Clause 7.4.2 becomes applicable), while it holds at least 15% of the Company’s voting rights, (ii) one (1) member and his/her respective alternate (or two (2) members if and when the provisions of Clause 7.4.2 becomes applicable) in case Itaú’s voting rights falls below 15%, and (iii) no member to the Board of Directors in case Itaú’s voting rights falls below 5%. In case XP Controle holds less than the XPC Control Shares, Itaú and XP Controle shall exercise their respective voting rights and nominate as many Directors as possible, according to their respective proportion of voting interest.

(b)	GA shall be entitled to nominate (and replace, at any time, at its sole discretion) one (1) member and its respective alternate. In case GA’s equity in the Company’s total share capital falls below 5%, GA shall no longer be entitled to nominate any member to the Board of Directors. In addition, upon occurrence of the event described in Clause 8.4.5 and for as long as it lasts, GA’s right to nominate one (1) member to the Board of Directors of the Company shall cease to be applicable and Itaú shall then have the right to nominate one (1) additional member.

(c)	As long as required by Law, the Company’s Board of Directors will also have three (3) Independent Directors who will, necessarily, be members of the Audit Committee and will be nominated as provided in Clause 7.15.

7.4.1.       The Shareholders shall vote in the Company’s Annual Meetings in order to elect as members of the Board of Directors those individuals nominated by GA, by XP Controle and by Itaú, according to the terms set forth above. If any Shareholder wishes to exercise its right to nominate or replace a member of the Board of Directors as provided for above, such Shareholder shall request a Shareholders’ Meeting to be convened, in which case the Company and the Shareholders shall cause such meeting to be called within ten (10)-Calendar Days following such request. In addition, XP Controle agrees to consider, in good faith, the nomination of an Independent Director to act as Chairman of the Company’s Board of Directors, but this shall not be an obligation of XP Controle. In the event that nomination of Independent Directors is required by Law, and XP Controle holds at least the XPC Control Shares, the composition of the Board of Directors shall be adjusted to the extent necessary to ensure that (i) XP Controle will always keep the right to elect the majority of the members of the Board of Directors and (ii) the remaining Shareholders will, to the best extent possible, have the right to elect a number of Directors in the same proportion as provided in Clause 7.4.4, provided that the Independent Directors shall not be considered as being included in such composition.

7.4.2.       In case a Transfer of Shares is implemented by GA, resulting (i) in the Transfer of one hundred percent (100%) of the GA Free Shares to Authorized Investors (with full payment of the correspondent purchase price), as provided in Clause 3.1.4(ii); and/or (ii) in the Transfer of one hundred percent (100%) of the Shares held by GA to Authorized Investors and/or Certified Buyers (with full payment of the respective purchase price), as provided in Clause 3.1.5.1(ii), such Authorized Investors and/or Certified Buyers, as the case may be, shall acquire the right to nominate and replace one (1) member of the Board of Directors, provided, however, that the Board of Directors shall have its composition increased, in order to keep the same representation proportion of

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the Shareholders, as provided in this Clause 7.4 and ensure that XP Controle, while it holds at least the XPC Control Shares, will preserve the right to nominate the majority of the members of the Board of Directors. In the event that the same Authorized Investor(s) or Certified Buyer(s) is granted the right to nominate and replace, in separate vote, two (2) members of the Board of Directors due to the acquisition of one hundred percent (100%) of the GA Free Shares pursuant to Clause 3.1.4(ii) and/or one hundred percent (100%) of the Shares held by GA, in accordance with Clause 3.1.5.1(ii), the Board of Directors shall have its composition increased in a way that Itaú becomes entitled to elect and replace at any time, in separate vote, 3 members, and XP Controle keeps the right to nominate the majority of the members of the Board of Directors, as long as XP Controle holds at least the XPC Control Shares. In other cases, including the sale of all the Shares of GA, in the context of or following the IPO, XP Controle shall, as long as XP Controle holds at least the XPC Control Shares, retain the right to nominate and replace, at any time, in separate vote, 7 members, and Itaú shall have the right to nominate and substitute, for as long as it holds at least 15% of the Company’s voting rights, 3 members, as well as their respective alternates, if any, and may, at the discretion of each of the aforementioned Shareholders, elect independent members.

7.4.3.       In the event that new shareholders are admitted to the Company and if such shareholders have legal prerogative to nominate members to the Company’s Board of Directors and intend to exercise such right at a Shareholders’ Meeting, the Shareholders hereby agree to exercise their voting rights to approve the increase in the number of members of the Company’s Board of Directors, if necessary, in order to ensure the representation of such third parties and to maintain, as far as possible, the same proportion of Shareholders´ representation set forth in Clause 7.4.4, it being understood that, while XP Controle holds at least the XPC Control Shares, XP Controle will be assured the right to nominate the majority of the members to the Board of Directors.

7.4.4.       In any case that the Board of Directors is not required by Law to have Independent Directors, and XP Controle holds at least the XPC Control Shares and Itaú and GA hold shares representing the minimum percentages provided for in items “a” and “b” of Clause 7.4 above, the Shareholders shall adjust the composition of the Board of Directors to a total of seven (7) members, out of which (a) XP Controle will be entitled to appoint four (4) members, (b) Itaú will be entitled to appoint two (2) members, and (c) GA will be entitled to appoint one (1) member. In this case, the remainder provisions of this Clause 7.4 shall continue to apply mutatis mutandis.

7.5.       Substitution in case of Resignation, Permanent Impediment or Dismissal. In event of permanent impediment, resignation or removal of any of the members of the Board of Directors nominated by any of the Shareholders during the term of office for which he/she has been elected, the Shareholder that appointed such member to the Board of Directors will be entitled to nominate his/her substitute, and the remaining Shareholders agree to take such action as necessary to effect the respective election.

7.6.       Substitution in the event of Absence or Temporary Impediment. In case of temporary impediment or absence, the member of the Board of Directors who is temporarily impeded or absent may nominate another member of the Board of Directors or an alternate member to vote on his behalf at Board of Directors’ meetings.

7.7.       Term of Office. The term of office for the members of the Board of Directors will be of two (2) years and reelection shall be permitted.

7.8.       Meetings of the Board of Directors. The Board of Directors of the Company and/or of its Controlled Companies, as applicable, shall meet every three (3) months, in accordance with the annual calendar to be approved by the Board of Directors at the first meeting of each year, regardless of any call, or, extraordinarily, whenever necessary. Extraordinary meetings of the Board of Directors shall be called by its chairman, his alternate or any members of the Board of Directors, at least eight (8)-Calendar Days in advance and with the presentation of the agenda of the matters to be dealt with and presentation of the relevant documents. At first call, the meetings of the Board of Directors shall be installed with the presence of the majority of its members, provided that one (1) member appointed by GA and one (1) member appointed by Itaú are present. If this quorum is not reached, the meeting shall be called once again at least five (5)-Calendar Days in advance, with a written communication to be sent to the members of the Board of Directors, and in the second call, the meeting may be installed with the presence of any number of members of the Board of Directors. The resolutions of the Board of Directors, with due regard to the vetoes indicated in Clauses 6.2 and 6.3 above, shall be taken by majority vote of the members present. Meetings may be held by teleconference, videoconference or other means of communication, and the participation will be considered as personal presence at said meeting. The members of the Board of Directors who participate remotely in

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the meeting of the Board of Directors shall express their votes by means of a letter, facsimile or electronic mail that unequivocally identifies the sender.

7.9.       Incumbency of the Board of Directors. Without prejudice to other matters that fall under the incumbency of the Company’s Board of Directors as provided for in applicable Law and in the Company’s Articles of Association, the Board of Directors shall:

(i)	Approve the Business Plan of the Company, which shall cover all its businesses and the business of its Controlled Companies;

(ii)	Approve the Annual Budget for the Company, which shall cover its Controlled Companies;

(iii)	Approve transactions related to the Company and/or its Controlled Companies entering into association with other companies, merger, spin-off, incorporation, partnership, profit sharing agreements, or, further, acquisition or sale of any assets that are similar to such transactions.

7.9.1.       Each of the Parties undertake to cause the members of the Board of Directors appointed by them, to consider, in good faith, all reasonable recommendations in writing issued by the Audit Committee. The Board of Directors shall, after consultation with the Company’s Independent Auditor, reasonably justify in writing the reasons for not following a written recommendation of the Audit Committee.

7.10.       Business Plan. The business plan of the Company will be prepared by the Board of Officers and submitted to the Company’s Board of Directors for approval, which shall contain, in general terms, guidelines for strategies and direction of the Company’s and of its Controlled Companies’ businesses, comprising the period of five (5) future years and including the definition of CAPEX (“Business Plan”).

7.11.       Annual Budget. The annual budget of the Company shall be prepared by the Board of Officers and submitted to the Board of Directors’ approval, and shall contain, on a monthly basis, (i) a detailed plan of operations of the Company and its Controlled Companies; (ii) comments from the Directors and Executive Officers; and (iii) the individual and consolidated balance sheet, income statement, and projected cash flow, containing details of value, nature and term for each item of revenue, expense or CAPEX (“Annual Budget”).

7.11.1.       The members of the Board of Directors shall be invited to take part in the discussions related to the preparation of the Annual Budget by the Board of Officers, prior to the submission thereof to the Board of Directors of the Company for approval.

Section III – Board of Officers

7.12.       Composition of the Board of Officers. The Company’s Board of Officers shall be made up of three (3) to ten (10) members, one (1) of them being the Chief Executive Officer, one (1) the Chief Financial Officer, and the others Officers with no specific designation, elected and dismissible at any time by Board of Directors.

7.12.1.       Based on the unequivocal knowledge of Itaú in relation to any of the following events, duly evidenced, Itaú shall have the right to request that the Board of Directors remove GB and/or the current Chief Financial Officer (“CFO”), prior to the expiration of their terms of office at the time, and the election of the substitute(s) may only be performed when the new Chief Executive Officer and/or the new CFO appointed by XP Controle is not subject to opposition (which must be justified in writing and in the best interest of the Company) of Itaú:

(a)	with respect to GB and/or the CFO (i) imprisonment (even if a judgment of first (1st) instance is pending, but in this case as long as GB and/or the CFO is detained for more than thirty (30)-Calendar Days), due to fraud, robbery, theft, forgery, money laundering, misappropriation, illicit enrichment or corruption; (ii) in any case, acts or omissions related to their duties as manager, resulting from willful misconduct, that are not subject to cure, are determined by a final and unappealable decision and that cause a material adverse effect on the Company and/or in Itaú; or

(b)	in relation to GB and/or the CFO, disability or incapacity that disqualifies either of them from performing the duties corresponding to his positions as Officers for a period of at least three (3) consecutive months (“Restriction to the Exercise of Office”). The Restriction to the Exercise of the Office will be characterized from the obtaining of attestation, as requested by Itaú, issued by a medical professional of unimpaired

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reputation to be appointed by the Board of Directors for the examination (which cannot be unjustifiably denied by GB and/or the CFO or by whom is responsible for any of them at the time), once the period mentioned above has expired, confirming the medical impossibility of the immediate return of GB and/or the CFO to his duties as Officer.

7.12.2.       Itaú’s right of opposition provided in Clause 7.12.1 may also be exercised in relation to the respective substitute(s) of GB and/or the CFO, in case of (a) death of GB and/or the CFO (b) voluntary resignation from the exercise of his/their position in the Company’s management.

7.12.3.       If the Chief Executive Officer, within a period of four (4) consecutive years, achieves a final score of “Insufficient” in the Performance Evaluation for three (3) years (consecutive or not), Itaú shall have the right to request the Board of Directors to dismiss him during his current term of office, and the election of his/her substitute may only take place when the new Chief Executive Officer appointed by XP Controle is not subject to opposition (which must be justified in writing and in the best interest of the Company).

7.13.       Term of Office. The term of office of the Company´s Executive Officers will be of two (2) years, reelection being permitted.

Section IV – Committees

7.14.       Committees. The Company shall have, among other committees determined by the Board of Directors, the following committees: (i) Audit Committee; and (ii) People and Compensation Committee. The current committees have, and the future committees, if created, will have, a merely advisory function (and not a decision-making or executive function), and shall present to either the Board of Officers or the Board of Directors, as applicable, the result of their works, suggestions and recommendations concerning the evaluated issues.

7.14.1.       GA and Itaú, each one, will have the prerogative of appointing one of the members to participate in each committee that may be created as set forth in Clause 7.14, with the due regard to Clause 7.15.1, from among experienced professionals with renowned reputation.

7.15.       Audit Committee. The Company’s Audit Committee will be governed by the Company’s Articles of Association and by its internal charter, and shall, among other duties, supervise the internal policies and practices of the Company and advise the Board of Directors in regard to the adoption of, and/or changes in, its financial and accounting principles, practices or methods. The Company’s Audit Committee has an advisory role to the Board of Directors and its recommendations are not binding other than as required by the rules of the stock exchange and the SEC.

7.15.1.       The Company’s Audit Committee shall be made up of three (3) members, who, as long as required by Law, will also be Independent Directors and will be appointed by the Shareholders as follows:

(i)	for as long as Itaú holds at least the Minimum Amount of Shares, Itaú will have the right to appoint two (2) members to the Company’s Audit Committee, including its Chairman, who will also be members of the Board of Directors in the capacity of Independent Directors (in addition to the two (2) members already nominated by Itaú under Clause 7.4(b)), as long as it is required by Law. If Itaú’s interest in the Company is reduced in relation to the abovementioned, Itaú shall have the right to appoint only one (1) member of the Audit Committee, for as long as it holds at least the Minimum Total Percentage. The rights provided for in this Clause are to the sole and exclusive benefit of Itaú (intuitu personae), however, the Certified Buyer who acquires Itaú Shares in a Private Sale shall have the right to appoint one (1) member of the Audit Committee who will also be member of the Board of Directors in the capacity of Independent Director as long as it is required by Law, provided that it acquires and maintains at least the Minimum Amount of Shares;

(ii)	XP Controle will have the right to appoint one (1) member of the Company’s Audit Committee, who will also be member of the Board of Directors in the capacity of Independent Director, as long as it is required by Law (in addition to the seven (7) members already nominated by XP Controle under Clause 7.4(a);

(iii)	GA will have the right to appoint one (1) observer to the Audit Committee, who may participate in the Audit Committee’s meetings without voting rights.

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7.15.2.       In the event the composition of the Audit Committee is increased to more than three (3) members, (i) Itaú will have the right to appoint the majority of its members, and XP Controle will have the right to appoint the remaining members, in any case, from among independent and experienced professionals with indisputable reputation and who meet the requirements set forth in the rules of the Stock Exchange and the SEC. In this case, and as long as required by Law, the number of members of the Board of Directors shall be adjusted according to the provisions of Clause 7.4.1.

7.16.       People and Compensation Committee. The People and Compensation Committee will be governed by the Company’s Articles of Association and by its internal charter, and, among other duties, shall discuss on: (i) remuneration plans, (ii) promotions, (iii) career plans, (iv) attracting and retention policies, and (v) the performance of the Chief Executive Officer. The Company’s People and Compensation Committee has an advisory role to the Board of Directors and its recommendations are not binding.

7.16.1.       Itaú will have the right to appoint a number of members of the People and Compensation Committee compatible with its representativeness in the voting share capital of the Company, being certain that Itaú may indicate, at least, one (1) member to the People and Compensation Committee of the Company, while holding at least the Minimum Total Percentage. In all cases, the members will be appointed by Itaú from among experienced professionals with indisputable reputation. The majority of the members of the People and Compensation Committee shall be appointed by XP Controle, from among experienced professionals with indisputable reputation. The internal regulation of the People and Compensation Committee shall assure its members the right to request the convening of meetings and present subjects and topics to be included in the meeting guidelines.

7.16.2.       The People and Compensation Committee shall be responsible for the performance evaluation of the Chief Executive Officer (“Performance Appraisal”), which shall be carried out every year, within the period established for the Ordinary General Meeting of Shareholders, through a process (to be timely prepared and formalized by the Personnel and Compensation Committee) that considers, among other factors: (i) the Company’s financial performance; (ii) the adequate involvement of the Board of Directors in matters of its competence; and (iii) the stimulation and practice of a high performance culture. The Performance Evaluation will result in the attribution of a note to the Chief Executive Officer according to the following criteria: “Excellent”, “Good”, “Fair” or “Insufficient”.

Section V – Internal Auditor

7.17.       While Itaú holds at least the Minimum Amount of Shares, Itaú shall be entitled to appoint the Company’s internal auditor, who shall report to the Chief Executive Officer and to the Audit Committee. His duties shall be to (i) establish and implement the annual audit plan for the Company and its Controlled Companies, (ii) evaluate the risk management, control and governance processes of the Company and of its Controlled Companies, (iii) evaluate the accounting policies and practices adopted by the Company and by its Controlled Companies, (iv) interact with the independent audit firm with respect to the auditing of the financial statements of the Company and of its Controlled Companies, and (v) supervise the compliance with the internal control rules of the Company and of its Controlled Companies.

CHAPTER VIII
ADDITIONAL OBLIGATIONS OF THE PARTIES

8.1.       Audit. The financial statements of the Company and of its Controlled Companies shall be always prepared in the manner provided for in the applicable Law and according to the International Financial Reporting Standards (IFRS), and shall be audited by an audit firm selected under the terms of this Agreement.

8.2.       Access to Information. The Company will keep, and XP Controle will cause that the Company and its Controlled Companies to keep, appropriate accounting ledger and records, which shall have full and accurate records, in all their significant aspects, and be made in regard to their business operations in conformity with an accounting system determined and managed according to the International Financial Reporting Standards (IFRS), and all the appropriate provisions and reserves shall be entered in their accounting ledger as required by the applicable laws. During the effective term of this Agreement, XP Controle will take all measures to make that the Company provide GA and Itaú with:

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(i)	as soon as available, but in all events within one hundred twenty (120)-Calendar Days as of the closing of each fiscal year, yearly consolidated and audited financial statements of the Company and its Controlled Companies, prepared by an audit firm, together with the respective cash flows and with the audit firm’s letter to the Company and any written reply related thereto and a conciliation with the accrued monthly accounts presented in the previous fiscal year;

(ii)	as soon as available, but in any event within forty-five (45)-Calendar Days as of the closing of each quarter, non-audited quarterly financial statements of the Company and its Controlled Companies;

(iii)	as soon as available, but in any event within twenty-five (25)-Calendar Days after the end of each month, a monthly financial statement with consolidated information signed by the person in charge, including (a) trial balance sheet, income statements and cash flows; (b) cash flow estimate for the following three (3) months; (c) CAPEX statement; (d) comparison of the actual performance versus budget and previous year’s financial result; and (e) comments on the prospects;

(iv)	at least fifteen (15)-Calendar Days before the beginning of a fiscal year, the consolidated Annual Budget of the Company and its Controlled Companies approved by the Board of Directors and any review approved by the Board of Directors, within at most five (5)-Calendar Days after the review is approved;

(v)	as soon as available, but in any event within twenty-five (25)-Calendar Days after the end of each month, other information related to the activities, business, plans and prospects of the Company and its Controlled Companies that may be reasonably requested by GA and Itaú; and

(vi)	as soon as it comes to the management’s knowledge: (a) any significant information it has in relation to facts that are not in the public domain, which materially affect or may affect the business, the financial position and the prospects of the Company or the Controlled Companies or the compliance with material contractual obligations, by the Company or the Controlled Companies; (b) any information it has of third parties interested in acquiring shares or assets of the Company or the Controlled Companies and subsequent developments of possible negotiations; (c) details of significant contingencies, whether materialized or not, outside the ordinary course of the business; (d) any information it has of facts that may result in nonperformance of this Agreement; and (e) any material variation between a significant item of the Annual Budget and the effective amount involved, except where such variation is identified in the monthly statement referred to in item (iii) above.

8.2.1.       The Parties hereby agree that GA and Itaú may, regardless of notice or the other Shareholders’ consent, disclose any information referred to in Clause 8.2 above as well as any other information to which they may have access as a consequence of the provisions in this Agreement, any other regulation or applicable law (“Information”) exclusively to (i) any of their respective Affiliates; and/or (ii) any of their respective employees, agents, funders, direct or indirect investors and/or potential investors, provided that, cumulatively, (a) GA and Itaú assume responsibility for the confidentiality of the conveyed Information and for Losses the disclosure of such Information by such Persons may cause to the Company and/or its Controlled Companies; (b) the disclosure of the Information by GA or by Itaú to the Persons listed herein has the purpose of a rendering of accounts and/or analysis of the investment made in the Company and/or in the Controlled Companies, or the fulfillment of the applicable laws or regulation; and (c) the Information disclosed by GA and by Itaú do not include any information that, in the reasonable and joint judgment of the manager and of the administrator of GA or of Itaú, as applicable, and considering the interest of the Company and its Controlled Companies, is strategic or may prejudice the Company or the Controlled Companies if disclosed to funder, direct or indirect investors and/or potential investor that are competitors of the Company of the Controlled Companies.

8.2.2.       In case the Company fails to comply with the obligations established in Clause 8.2 above and the sub-items thereof, GA and Itaú are hereby authorized to seek an audit firm to prepare and deliver, at its expense, such information and documents, to the extent that the audit firm may do such, and in such case, the management of the Company and its Controlled Companies shall assist the audit firm in obtaining the required information.

8.3.       Confidentiality. The Parties reciprocally undertake the commitment, as long as they are Shareholders of the Company and for a term of five (5) years counted from the date on which they cease to be Shareholders: (i) not to allow access to the Confidential Information of the other Parties by third parties other than their managers,

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employees, representatives, agents or consultants, and to them only to the extent necessary for allowing the achievement of the purpose of this Agreement; (ii) not use any of the Confidential Information, except for the purposes provided for in this Agreement; and (iii) to keep secrecy of the Confidential Information received from the other Parties. The limitations provided for in this Agreement for disclosure of Confidential Information are not applicable to Confidential Information which: (a) were, as of this date, publicly known; (b) were known by the receiving party at the time of its disclosure, not having been obtained, directly or indirectly, from a disclosing party or third parties which, to the receiving party´s best knowledge, were subject to a secrecy duty; (c) became known to the public, in general, after this date, as a result of act or omission by the disclosing party or any of its representatives; (d) become publicly known after its disclosure to the receiving party, without there being any participation in such disclosure; or (e) are disclosed for the purpose of meeting a Law requirement, provided that (1) the receiving party shall promptly send to the disclosing party a written communication about the Law, undertaking since now to abide by the terms of a possible judicial protection that may be obtained by the disclosing party, and (2) the disclosure is restricted to the minimum information that may be strictly necessary for meeting the order or requirement.

8.4.       Non-Competition. Except if acting through the Company or its Controlled Companies, GA and its respective Affiliates (“Restricted Persons of GA”), undertake not to participate, under any of the forms provided for in Clause 8.4.1 below, in any activities of (i) exchange and securities brokerage; (ii) securities distribution or (iii) management of clients’ financial resources (“Restricted Activities of GA”) in any location of the Federative Republic of Brazil (“Territory”). Except if through the Company or its Controlled Companies, XP Controle and its respective Affiliates and the Key Employees (pursuant to the instrument of adhesion executed in connection with the Previous Shareholders Agreement) (“Restricted Persons of XP Controle” and, jointly with the Restricted Persons of the GA, “Restricted Persons”), agree not to participate, under any form set forth in Clause 8.4.1 below, in the activities in connection with (i) insurance, exchange and securities brokerage; (ii) securities distribution; (iii) commercial and investment bank and all their permitted portfolios, or (iv) client funds management (“Restricted Activities of XP Controle” and, jointly with the Restricted Activities of GA, the “Restricted Activities”) in the Territory.

8.4.1.       For the purposes of Clause 8.4 and subject to the exceptions thereof, the Restricted Persons shall not (a) participate, either directly or indirectly, as partners, shareholders, quotaholders, investors, in; (b) finance or manage; (c) act as employees of, consultants or service providers to, or (d) enter into a partnership with any Persons carrying out or engaging in, the Restricted Activities.

8.4.2.       The obligations provided for in this Clause 8.4 shall remain in force in relation to each of the Restricted Persons for as long as they remain as direct or indirect shareholders of the Company and for a period of five (5) years counted from the date on which the respective Restricted Person shall cease to be a direct or indirect shareholder of the Company and/or of its Controlled Companies, except in relation to GA, it being understood that the obligations provided for in Clause 8.4 as it regards to them shall remain valid for as long as they remain as direct or indirect shareholders of the Company and for a term of two (2) years counted from the date on which GA ceases to be a direct or indirect shareholder of the Company and/or of its Controlled Companies.

8.4.3.       The non-competition obligations provided for in this Clause 8.4 and the sub-items hereof do not apply to (i) the Affiliates of GA whose main activities are not conducted in Brazilian territory, which may operate in Brazil, either directly or through a Controlled Company, provided that the members of the management of the Company and/or its Controlled Companies appointed by them do not exercise any management position in the Affiliates referred to in this Clause 8.4.3 or in its Controlled Company operating in Brazil; and (ii) the Persons that are Affiliates or of the portfolio of the funds of which General Atlantic LLC (or one of its Affiliates) is a general partner. Additionally, GA and its respective Affiliates will be permitted to participate, directly or indirectly, in any Person that conducts, directly or indirectly, activities competing with the business, provided that such activities are not the main activity of their corporate purpose (i.e. that are carried out in a non-predominant or ancillary manner); in this case, such participation will not be considered a default on the obligation undertaken in Clauses 8.4 and 8.4.1 above.

8.4.4.       In relation to GA and its Affiliates, the performance of any of the Restricted Activities, under the terms of Clause 8.4.1, shall only be deemed as a violation of their non-competition obligation if, immediately after the performance of such Restricted Activity, GA and/or its Affiliates, as applicable, (i) do not waive, for as long as the violation continues, to their political rights in the Company and in its Controlled Companies; as well as, (ii) do not consummate the waiver or removal of the member of the Board of Directors of the Company appointed by them.

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8.4.5.       In the event of default on the obligations provided for in this Clause 8.4, the defaulting Party will have thirty (30) Calendar Days, counted from the notice sent by the non-defaulting to remedy the default informed in the notice under penalty of (i) the reference Restricted Person (except GA) indemnifying the non-defaulting Party for losses and damages caused; (ii) GA having its political rights suspended. In case of suspension of the political rights of GA, under the terms of Clause 8.4.4, Itaú shall have the right to appoint one (1) additional member to the Board of Directors of the Company. As soon as the default is remedied, the GA shall notify Itaú and/or the Company, in such a manner to restore their right to appoint one (1) member to the Board of Directors of the Company, under the terms of this Agreement. The prerogatives set forth in this Clause 8.4.5 shall be exercised in a reasonable manner by the Parties.

8.4.6.       The Parties agree that the restrictions contained in this Clause 8.4 and the sub-items hereof are reasonable and necessary for the protection of the business of the Company and its Controlled Companies.

8.5.       Non-Solicitation. GA, Itaú, XP Controle and each of the XPC Controlling Shareholders, as well as their respective Affiliates, undertake not to hire, persuade or entice away, under any circumstance, any of the Key Employees for leaving their job or position or terminating their relationship with XP Controle, the Company and/or its Controlled Companies, within the following terms: (i) five (5) years counted from the date on which they, respectively, cease to be a direct or indirect shareholder of the Company and/or of its Controlled Companies, in relation to Itaú, XP Controle and each of the XPC Controlling Shareholders; and (ii) two (2) years counted from the date on which they, respectively, cease to be a direct or indirect shareholder of the Company and/or of its Controlled Companies, in relation to GA.

8.5.1.       Notwithstanding the foregoing, the Parties agree that the obligation provided for in this Clause 8.5 shall not apply to Itaú or its Affiliates (i) after the period of one (1) year counted from the date of the expiration of the employment relation of the Key Employee with XP Controle, the Company and/or its Controlled Companies; or (ii) upon consent, in writing, by XP Controle; or (iii) as from the date Itaú acquires the Share Control of the Company.

CHAPTER IX
REPRESENTATIONS AND WARRANTIES

9.1.       Representations and Warranties of the Parties. Each Party, individually and without joint liability, represent and warrant to the other Parties as follows:

(i)	It has full capacity to enter into this Agreement or contract, assume, comply with and perform the duties and obligations provided for herein;

(ii)	The assumption and performance of the obligations contained in this Agreement do not result, and will not result, in violation or misrepresentation of, or default on, of any nature and in any degree, agreement, contract, representation or any other instrument entered into or made by the Parties or to which the Parties are bound or subject; and

(iii)	This Agreement was freely and legally agreed upon and entered into by the Parties and is a valid, effective and binding obligation assumed by the Parties, enforceable according to its terms and in the extension defined in this Agreement.

CHAPTER X
EFFECTIVENESS

10.1.       Effective Term. This Agreement shall be valid and enforceable for a time-period of thirty (30) years (“Effective Term”). This Agreement will be automatically terminated upon the occurrence of the first of the following termination conditions: (i) thirty (30) years counted from the date hereof; (ii) in relation to a Party, when such Party ceases to hold Shares of the Company (except in relation to the obligations that survive termination of this Agreement); or (iii) if the following events cumulatively occur: (x) the IPO is not completed in a six (6)-month term from the execution date of this Agreement; and (y) the Parties return to their status of direct shareholders of XP Investimentos, provided, however, that GA or any of its Permitted Assignees may decide at its sole discretion to remain as an indirect shareholder of XP Investimentos through the Company or to revert to become a direct shareholder of XP Investimentos.

FREE TRANSLATION

10.1.1.       If the provision set forth in Clause 10.1(iii)(x) above applies, the Parties agree and undertake to take all necessary measures to initiate the unwinding of the current corporate structure within 30 days counted from the end of the period set forth in Clause 10.1(iii)(x), and to reinstate the Previous Shareholders Agreement upon its conclusion, in all its terms and conditions, as if it had never ceased to be valid and enforceable towards the Parties. The Parties undertake to carry out the unwinding of the current corporate structure to the extent possible in a tax efficient manner to all Shareholders.

CHAPTER XI
GOVERNING LAW AND SETTLEMENT OF DISPUTES

11.1.       Governing Law. This Agreement shall be governed and construed in accordance with Brazilian laws.

11.2.       Arbitration. Any and all disputes arising out of or related to this Agreement and the Company’s Articles of Association in relation to the Shareholders’ rights and obligations, including as for the existence, validity, enforceability, interpretation, enforcement, expiration and/or termination hereof (“Disputes”), involving any of the Parties and/or the Intervening Consenting Parties, including their successors at any title whatsoever, shall be settled by arbitration, managed by the Brazil-Canada Chamber of Commerce Arbitration and Mediation Center (“CAM-CCBC”), under the terms of its arbitration regulation in effect as of the date of filing of the arbitration process (“Regulation”), except for the amendments provided for herein and of law No. 9,307/96.

11.2.1.       The arbitration panel shall be made up of three (3) arbitrators, of which one (1) shall be appointed by the claimant party(ies) and one (1) shall be appointed by the defendant party(ies), under the terms of the Regulation. Should there be more than one claimant and/or more than one defendant, the claimants and/or defendants shall jointly appoint their respective arbitrator. The third arbitrator, who shall act as President of the arbitration panel, shall be jointly selected by the two (2) arbitrators appointed by the arbitration parties. In case the arbitration parties shall fail to appoint their respective arbitrators, or in case the arbitrators appointed by the arbitration parties shall fail to appoint the third arbitrator under the terms of the Regulation, the missing appointments shall be made by the President of the CAM-CCBC, in compliance with the Regulation. Any and all disputes relating to the appointment of the arbitrators by the arbitration parties, as well as to the selection of the third arbitrator, shall be settled by the CAM-CCBC. The Parties and the Intervening Consenting Parties, by mutual agreement, waive the application of the provision in the Regulation limiting the selection of the president of the arbitration panel to the list of CAM-CCBC arbitrators.

11.2.2.       In the event of arbitration procedures involving three (3) or more parties in which they may not be gathered in blocks of claimants and defendants, all the parties to the arbitration will jointly appoint two arbitrators within fifteen (15) Calendar Days counted from the receipt of the notice from the secretary’s office of CAM-CCBC to this effect. The third arbitrator, who will act as president of the arbitration panel, shall be selected by the arbitrators appointed by the arbitration parties within fifteen (15) Calendar Days from the acceptance of the appointment by the latest arbitrator or, in case this is not possible due to any reason, by the president of the CAM-CCBC, in accordance with the Regulation. In case the arbitration parties shall fail to jointly appoint the two (2) arbitrators, all the members of the arbitration panel shall be appointed by the president of the CAM-CCBC, in accordance with the Regulation, who shall designate one of them to act as president of the arbitration panel.

11.2.3.       The seat of the arbitration will be the city of São Paulo, State of São Paulo, Brazil, at which location the arbitration judgment will be rendered. The arbitration language shall be Portuguese.

11.2.4.       Law No. 9,307/96 shall be the governing law for the arbitration. The arbitration panel shall render a judgment on the merit of the Dispute in accordance with the applicable Brazilian laws, with equity judgment being prevented.

11.2.5.       The arbitration panel may grant such urgent, provisional or final reliefs as it may understand to be appropriate, including those intended for the specific performance of the obligations provided for in this Agreement. Any order, decision, determination or judgment rendered by the arbitration panel shall be final and binding on the Parties, their successors and/or Intervening Consenting Parties, which expressly waive any kind of appeal whatsoever. The arbitration judgment may be enforced before any judicial authority with jurisdiction over the Parties and/or the Intervening Consenting Parties and/or their assets.

FREE TRANSLATION

11.2.6.       The Parties and/or the intervening consenting parties elect the central court of the judicial district of São Paulo, State of São Paulo, Brazil, at the exclusion of any other, however privileged it may be, for the exclusive purposes of obtaining urgent relief for protection or defense of rights prior to the installation of the arbitration panel, without this being deemed as a waiver of arbitration. Any relief granted by the Judiciary Branch shall be promptly notified by the party having requested the same to the CAM-CCBC. The arbitration panel, once installed, may revise, uphold or overturn the reliefs granted by the Judiciary Branch.

11.2.7.       The Parties and/or the intervening consenting parties undertake not to disclose (and not to allow the disclosure of) any Confidential Information, except as provided in Clause 8.3. Any and all disputes relating to the confidentiality obligation shall be settled by the arbitration panel under a final and binding decision.

11.2.8.       Prior to the execution of the arbitration instrument, the CAM-CCBC shall have competence to decide, at the Parties’ request, on the consolidation of arbitration procedures arising out of this Agreement or of any other related instrument, under the terms of the Regulation. After the execution of the arbitration instrument, such competence as for the consolidation of arbitration procedures shall be incumbent upon the first arbitration panel being installed, and its decision shall be binding on all the Parties and/or the Intervening Consenting Parties. In any case, the consolidation shall not occur unless (a) the arbitration clauses are compatible among themselves; (b) the arbitration procedures to be consolidated (b.1) shall have the same purpose or the same cause of action; or (b.2) there shall be identity of parties and cause of action between the procedures and the purpose of one of them, because it is more comprehensive, covers the purposes of the others; (c) the consolidation under these circumstances shall not result in unjustified delays for the settlement of the Disputes. The decision of the CAM-CCBC or of the arbitration panel, as the case may be, to consolidate the procedures shall be final and binding, it being certain that the Parties and/or the Intervening Consenting Parties expressly waive any right to appeal from such decision. The Parties and/or the intervening consenting parties agree that, after a decision has been made to consolidate the arbitration procedures, in case that will be necessary, they shall promptly dismiss any arbitration procedure that has been previously filed whose purpose has been consolidated into another arbitration procedure under the terms hereof.

11.2.9.       The arbitration procedure expenses, including, without limitation, the administrative costs of the CAM-CCBC, and the arbitrators’ and experts’ fees, as applicable, shall be borne by each party as provided for in the Regulation or pursuant to a specific determination issued by the arbitration panel. Upon rendering the arbitration judgment, the arbitration panel shall award the reimbursement of such costs to the winning party(ies), as well as the burden of loss.

11.2.10.       The Intervening Consenting Parties are expressly bound by this CHAPTER XI for all purposes of law.

CHAPTER XII
MISCELLANEOUS

12.1.       Registration and Recordation. The Company and the Shareholders undertake to file this Agreement at the Company’s headquarters on this date (and undertake to cause the same to occur in the Controlled Companies, with due regard to the respective corporate types thereof), in the manner and for the purpose provided for in article 118 of Law No. 6,404/76.

12.2.       Conflict of Provisions. In the event of conflict or disagreement between the provision in this Agreement and the Articles of Association, or the corporate documents of the Company, the provisions in this Agreement shall prevail (and the parties hereby undertake to take all actions available to them, including voting to amend any conflicting provisions in the Company’s Articles of Association, to ensure this is the case). This Agreement automatically supersedes and shall prevail over any other agreements binding on the shares and quotas of the Company and of its Controlled Companies, as applicable.

12.3.       Entire Agreement. This Agreement represents the final and entire agreement among the Parties, and fully supersede any other previous agreements binding the Shares. As from this date, the Shareholders may not enter into any other agreement that is binding, directly or indirectly, on the Shares of the Company and/or of its Controlled Companies, without the prior written consent of the other Shareholders, except for agreements related to the shares issued by XP Controle, which do not and shall not impact the Parties´ rights.

FREE TRANSLATION

12.4.       Irrevocability and Irreversibility. This Agreement is irrevocably and irreversibly entered into. The Parties are undertaken to fully fulfill and cause the fulfillment of everything that is agreed upon among them hereunder, whereby they acknowledge and declare that any attitude and/or action taken not in compliance with the provisions hereof and/or representing violation of the obligations undertaken by the Parties hereunder are null and void, as between themselves or any third parties.

12.5.       Assignment. This Agreement is binding upon, and inures to the benefit of, the Parties, their heirs and successors and assignees. Save as otherwise provided for herein, the assignment of obligations and rights in this Agreement by any of the Parties requires prior consent, in writing, by the other Parties, except in relation to Itaú, which may assign its rights and obligations to any of its Affiliates, remaining jointly and severally responsible for the compliance with all the obligations provided for in this Agreement.

12.6.       Severability. If, at any time, any provision hereof is deemed to be illegal, null or non-enforceable by any competent court, such provision shall not have any force or effect, and the illegality or non-enforceability thereof shall not have any effect nor shall impair the enforceability of any other provision hereof, and the Parties shall conduct negotiations in good faith, seeking to substitute any invalid or unenforceable provision with another that, to the extent possible and reasonable, achieves the same purposes and the same effects intended by the Parties in this Agreement, always seeking business alternatives and instruments that protect the economic-financial balance of the obligations undertaken herein.

12.7.       Amendments. Any and all modifications, changes or amendments to this Agreement shall not be valid unless if made in writing and signed by all the Parties hereto.

12.8.       Waiver. Any possible failure by any of the Parties in exercising rights and privileges provided for in this Agreement shall not mean waiver or novation thereof, which rights and privileges may be invoked or exercised at any time, with due compliance with the applicable law. No waiver may be challenged unless if granted in writing.

12.9.       Expenses. Except as otherwise specifically provided for in this Agreement, each Party shall bear all its own expenses incurred in the preparation, negotiation, execution and implementation of this Agreement and other documents provided for herein, including all fees and expenses in connection with agents, advisors, consultants, brokers, representatives, attorneys and accountants.

12.10.       Taxes. Except as otherwise provided for herein, each Party shall be liable for the payment of any Tax of which it may be deemed by Law as a taxpayer in connection with the transactions contemplated hereunder.

12.11.       Notices. All the notices or communications required to be sent by any of the Parties to the others shall be made by letter delivered in person, registered mail or by courier service or e-mail with return receipt, to:

If to XP Controle:

XP Controle Participações S.A.
Avenida Presidente Juscelino Kubitscheck No. 1909, 30th floor
Vila Olímpia, Zip Code 04543-907
São Paulo – SP
Telephone: (11) 3027-2212
e-mail: fabricio.almeida@xpi.com.br
Attn.: Mr. Fabricio Cunha de Almeida

If to GA:

Rua Doutor Renato Paes de Barros, 1017 – 15th floor
São Paulo, SP 04530-001
Telephone: (11) 3296-6100
Fax: (11) 3296-6144
e-mail: mescobari@generalatlantic.com / rcatunda@generalatlantic.com
Attn.: Mr. Martin Escobari / Mr. Rodrigo Catunda

FREE TRANSLATION

With a courtesy copy to (which shall not constitute a notice):

General Atlantic Service Company, L.P.
Park Avenue Plaza, 55 East, 52nd Street, 33rd floor
New York, New York
10055, USA
Telephone: +1-212-715-4044
Fax: +1-917-206-1944
e-mail: DRosenstein@generalatlantic.com
At.: Mr. David Rosenstein

If to Itaú and/or to Itaú Unibanco:

Praça Alfredo Egydio de Souza Aranha, No. 100,
Torre Conceição, 12th floor, Parque Jabaquara
São Paulo, SP
Zip Code: 04344-902
E-mail: fernando.chagas@itau-unibanco.com.br
Attn.: Fernando Della Torre Chagas
With a copy (which shall not constitute a notice) to:
Praça Alfredo Egydio de Souza Aranha, No. 100,
Torre Conceição, 1st floor, Parque Jabaquara
São Paulo, SP
Zip Code: 04344-902
E-mail: alvaro.rodrigues@itau-unibanco.com.br
Attn.: Álvaro F. Rizzi Rodrigues

If to the Company:

Avenida Presidente Juscelino Kubitscheck No. 1909, 30th floor
Vila Olímpia, Zip Code 04543-907
São Paulo – SP, Brazil
Telephone: (11) 3027-2212
e-mail: fabricio.almeida@xpi.com.br
Attn.: Mr. Fabricio Cunha de Almeida

12.11.1.       The notices delivered in accordance with this Clause shall be deemed to have been given: (i) at the time they are delivered, if personally delivered; or (ii) at the time they are received, if sent by registered mail, e-mail or courier service with return receipt, or by delivery through a registry office. In the specific case of e-mail, a letter will be required to be sent by registered mail or courier service within five (5)-Calendar Days after the e-mail is sent.

12.12.       Any of the Parties or Intervening Consenting Parties may change its address for notices, provided that it shall so inform the other Parties and Intervening Consenting Parties by written notice.

12.13.       Intervening Consenting Parties. The Intervening Consenting Parties execute this Agreement by expressly consenting to all its terms, and undertaking to: (i) abide by, comply with and cause the compliance with all the provisions of this Agreement, under the terms set forth in any applicable Law; and (ii) refrain themselves from recording, enforcing or taking actions of any nature whatsoever which may represent violation of any provision of this Agreement.

12.14.       Specific Performance. The Parties undertake to fulfill, deliver and perform their obligations at all times under strict compliance with the terms and conditions set forth in this Agreement. The Parties herein acknowledge and agree that the payment of losses and damages may not be a sufficient remedy to repair a breach to the provisions set forth herein, being all the obligations undertaken or that may be imposed under the terms of this Agreement subject to specific performance under the terms of Law No. 13,105/15 (Brazilian Code of Civil Procedure). The Parties do not waive any action or relief to which they may be entitled, at any time. The Parties expressly admit and undertake to specifically perform their obligations and to accept judicial orders or any other similar acts.

FREE TRANSLATION

12.15.       Language. This Agreement is executed by the Parties in Portuguese language.

In witness whereof, the Parties have caused this Agreement to be executed in six (6) counterparts of same content and form, before the two (2) undersigned witnesses.

São Paulo, November 29th, 2019.

[Signatures on the following pages]

[Signature page 1/2 of XP Inc. Shareholders Agreement, executed on November 29, 2019]

Parties:

/s/ Fabricio Cunha de Almeida /s/ Bernardo Amaral Botelho XP CONTROLE PARTICIPAÇÕES S.A.	/s/ Thomas J. Murphy GENERAL ATLANTIC (XP) BERMUDA, LP

/s/ Álvaro F. Rizzi Rodrigues /s/ Fernando Della Torre Chagas ITB HOLDING BRASIL PARTICIPAÇÕES LTDA.	/s/ Álvaro F. Rizzi Rodrigues /s/ Fernando Della Torre Chagas ITAÚ UNIBANCO S.A.

[Signature page 2/2 of XP Inc. Shareholders Agreement, executed on November 29, 2019]

Intervening Consenting Parties:

/s/ Guilherme Dias Fernandes Benchimol

XP INC.

/s/ Fabricio Cunha de Almeida

/s/ Guilherme Dias Fernandes Benchimol

/s/ Bernardo Amaral Botelho

XP INVESTIMENTOS S.A.

XP CONTROLE 3 PARTICIPAÇÕES S.A.

XP INVESTIMENTOS CORRETORA DE CÂMBIO TÍTULOS E VALORES
MOBILIÁRIOS S.A.

BANCO XP S.A.

XP CONTROLE 4 PARTICIPAÇÕES S.A.

XP VIDA E PREVIDÊNCIA S.A.

XP FINANÇAS ASSESSORIA FINANCEIRA LTDA.

XP CORRETORA DE SEGUROS LTDA.

XP ADVISORY GESTÃO DE RECURSOS LTDA.

XP VISTA ASSET MANAGEMENT LTDA.

XP GESTÃO DE RECURSOS LTDA.

INFOSTOCKS INFORMAÇÕES E SISTEMAS LTDA.

XP EDUCAÇÃO ASSESSORIA EMPRESARIAL E PARTICIPAÇÕES LTDA.

TECFINANCE INFORMÁTICA E PROJETOS DE SISTEMAS LTDA.

LEADR SERVIÇOS ONLINE LTDA.

/s/ Guilherme Dias Fernandes Benchimol

GUILHERME DIAS FERNANDES BENCHIMOL

/s/ Álvaro F. Rizzi Rodrigues

/s/ Fernando Della Torre Chagas

ITAÚ UNIBANCO S.A.

Witnesses:

1. /s/ Flávia Reno Name: Flávia Reno Id: 40.426.668-X CPF/MF: 416.950.328-70	2. /s/ Sylvia Behring Name: Sylvia Behring Id: 35465857-8 CPF/MF: 369.053.968-42

ANNEX I

TO XP INC. SHAREHOLDERS’ AGREEMENT

CORPORATE STRUCTURE CHART

EXHIBIT A

TO XP INC. SHAREHOLDERS’ AGREEMENT

XP CONTROLE CONTROLLING SHAREHOLDERS

1)	GUILHERME DIAS FERNANDES BENCHIMOL

2)	CARLOS ALBERTO FERREIRA FILHO

3)	GABRIEL KLAS DA ROCHA LEAL

4)	FABRÍCIO CUNHA DE ALMEIDA

5)	BERNARDO AMARAL BOTELHO

6)	BRUNO CONSTANTINO ALEXANDRE DOS SANTOS

7)	GUILHERME SANT’ANNA MONTEIRO DA SILVA

EXHIBIT B

XP INC. SHAREHOLDERS’ AGREEMENT

KEY EMPLOYEES

Key Employees
1. Alexandre Doyle Maia
2. Anamaria Ribeiro Lima Pereira Pimenta
3. André Algranti
4. André Biagini de Amorim
5. Antonio Augusto Monteiro Meireles
6. Bazili Rossi Swioklo
7. Benny Rubinsztejn
8. Beny Podlubny
9. Bernardo Amaral Botelho
10. Bianca de Menezes Juliano
11. Bruno Constantino Alexandre dos Santos
12. Bruno Cunha Bagnoli
13. Caio Bastos Azevedo
14. Caio Boria de Oliveira
15. Caio Henrique Murad Peres
16. Carlos Alberto Ferreira Filho
17. Carlos Henrique Ferraz Castellotti
18. Daniel Albernaz Lemos
19. Eduardo Lopes Hargreaves
20. Emmanuil Gambini Ingesis
21. Fabio Roberto Baumfeld Issack
22. Fabricio Cunha de Almeida
23. Fausto Silva Filho
24. Felipe Trindade
25. Fernando Augusto Coelho Ferreira de Basconcellos
26. Frederico Arieta da Costa Ferreira
27. Gabriel Klas da Rocha Leal
28. Guilherme Dias Fernandes Benchimol
29. Gustavo Pimentel Barboza Pires
30. João Luiz Moreira de Mascarenhas Braga
31. José Celson Plácido Teixeira Junior
32. José Eduardo Ferraz Sebastião
33. Julio Capua Ramos da Silva
34. Julio Cezar Anastacio Machado
35. Marcello Soledade Poggi de Aragão
36. Marcio Ezequiel Monteiro de Barros
37. Marcos de Andrade Peixoto Filho
38. Marcos Vinicios Corazza Martinez
39. Matheus Schaumloffel
40. Pedro Augusto Mesquita Prado
41. Pedro Henrique Cristoforo da Silveira
42. Pedro Henrique Dias Boesel

Key Employees
43. Rafael Balbo Piazzon
44. Rafael Bordalo Quintas
45. Rafael Guerino Furlanetti
46. Raony Bourscheidt Rossetti
47. Rodrigo Neiva Furtado
48. Rodrigo Raimundo Regis
49. Rogerio Figueiredo de Carvalho e Silva
50. Rubens Nunes Machado
51. Victor Andreu Mansur Farinassi
52. Zeina Abdel Latif

EXHIBIT 6.5

TO XP INC. SHAREHOLDERS’ AGREEMENT

COMPANY’S ARTICLES OF INCORPORATION

THE COMPANIES LAW (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

XP Inc.

(adopted by Special Resolution passed on [ ])

1	The name of the Company is XP Inc.

2	The registered office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4	Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law.

5	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6	The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The liability of each Shareholder is limited to the amount from time to time unpaid on such Shareholder’s shares.

8	The share capital of the Company is US$35,000 divided into 3,500,000,000 shares of a nominal or par value of US$0.00001 each which, at the date on which this Memorandum becomes effective, comprise (i) 2,000,000,000 Class A Common Shares; (ii) 1,000,000,000 Class B Common Shares (which Class B Common Shares may be converted into Class A Common Shares in the manner contemplated in the Articles of Association of the Company); and (iii) 500,000,000 shares of such class or classes (howsoever designated) and having the rights as the Board may determine from time to time in accordance with Article 4 of the Articles of Association of the Company, provided, however, that any action taken by the Board in contravention of the terms of the Shareholders Agreement shall be void ab initio.

9	The Company may exercise the power contained in the Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10	The Shareholders acknowledge that the Shareholders Agreement, on the date of adoption of this Memorandum of Association;

(a)	is governed by and construed in accordance with Brazilian law and that any and all disputes arising out of or related to the Shareholders Agreement shall be settled by arbitration in the manner set forth in the Shareholders Agreement; and

(b)	provides that, in the event of any conflict or disagreement between the provisions of the Shareholders Agreement and this Memorandum of Association or the Articles of Association, the provisions of the Shareholders Agreement shall prevail as between the Shareholders that are party to the Shareholders Agreement and that those Shareholders undertake to take all actions available to them, including voting to amend any conflicting provisions in this Memorandum of Association or the Articles of Association, as the case may be, to ensure that this is the case.

11	Capitalized terms that are not defined in this Memorandum of Association bear the meaning given in the Articles of Association of the Company.

THE COMPANIES LAW (AS REVISED)

EXEMPTED COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

XP Inc.

(adopted by Special Resolution passed on [ ])

1       Preliminary

1.1	The regulations contained in Table A in the First Schedule of the Law shall not apply to the Company and the following regulations shall be the Articles of Association of the Company.

1.2	In these Articles:

(a)	the following terms shall have the meanings set opposite if not inconsistent with the subject or context:

“Affiliate”	in respect of a Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity;

“Allotment”	shares are taken to be allotted when a person acquires the unconditional right to be included in the Register of Shareholders in respect of those shares;

“Articles”	these articles of association of the Company as from time to time amended by Special Resolution provided, however, that any amendment in contravention of the terms of the Shareholders Agreement shall be void ab initio;

“Audit Committee”	the audit committee of the Company formed by the Board pursuant to Article 24 hereof, or any successor of the audit committee;

“Board” or “Board of Directors”	the board of directors of the Company;

“Board of Officers”	the board of officers comprising three (3) to ten (10) members, one (1) being the chief executive officer, one (1) being the chief financial officer, and the other officers having such designation as the Board of Directors may determine, elected and removed at any time by the Board of Directors;

“Business Combination”	a statutory amalgamation, merger, consolidation, arrangement or other reorganization requiring the approval of the members of one or more of the participating companies as well as a short-form merger or consolidation that does not require a resolution of members, provided that the consummation of any such transaction in contravention of the terms of the Shareholders Agreement shall be void ab initio;

“Chairman”	the chairman of the Board of Directors appointed in accordance with Article 20.2;

 1

“Class A Common Shares”	class A common shares of a nominal or par value of US$ 0.00001 each in the capital of the Company having the rights provided for in these Articles;

“Class B Common Shares”	class B common shares of a nominal or par value of US$0.00001 each in the capital of the Company having the rights provided for in these Articles;

“Clear days”	in relation to a period of notice means that period excluding both the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Clearing House”	a clearing house recognized by the laws of the jurisdiction in which shares in the capital of the Company (or depository receipts thereof) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction;

“Common Shares”	Class A Common Shares, Class B Common Shares and shares of such other classes as may from time to time be designated by the Board pursuant to these Articles as being common shares for the purposes of Article 5.3;

“Company”	the above named company;

“Company’s Website”	the website of the Company and/or its web-address or domain name;

“Control”	the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, shares having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Designated Stock Exchange”	the Nasdaq Global Market and any other stock exchange or interdealer quotation system listed in Schedule 4 of the Law on which shares in the capital of the Company are listed or quoted;

“Directors”	the Directors for the time being of the Company or, as the case may be, those Directors assembled as a Board or as a committee of the Board;

“Dividend”	includes a distribution or interim dividend or interim distribution;

“Electronic”	has the same meaning as in the Electronic Transactions Law (as revised);

“Electronic Communication”	a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the SEC’s website) or other electronic delivery methods as otherwise decided and approved by the Board;

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (as revised);

 2

“Electronic Signature”	has the same meaning as in the Electronic Transactions Law (as revised);

“Exchange Act”	the Securities Exchange Act of 1934, as amended of the United States of America;

“Executed”	includes any mode of execution;

“GA”	means General Atlantic (XP) Bermuda, LP, a corporation with head-office in Bermuda;

“Holder”	in relation to any share, the Shareholder whose name is entered in the Register of Shareholders as the holder of the share;

“Incentive Plan”	any incentive plan or scheme established or implemented by the Company pursuant to which any Person who provides services of any kind to the Company or any of its direct or indirect subsidiaries (including, without limitation, any employee, executive, officer, director, consultant, secondee or other provider of services) may receive and/or acquire newly-issued shares of the Company or any interest therein;

“Indemnified Person”	every Director, alternate Director, Secretary or other officer for the time being or from time to time of the Company;

“Independent Director”	a Director who is an independent director as defined in the rules of any Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be;

“Islands”	the British Overseas Territory of the Cayman Islands;

“Itaú”	means ITB Holding Brasil Participações Ltda., a limited liability company, duly incorporated under the laws of Brazil and with head-office in the City of São Paulo, State of São Paulo, Brazil, and/or its Affiliates, as applicable;

“Law”	the Companies Law (as revised);

“Memorandum”	the memorandum of association of the Company as from time to time amended, provided, however, that any amendment in contravention of the terms of the Shareholders Agreement shall be void ab initio;

“Month”	a calendar month;

“Ordinary Resolution”	a resolution (i) of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Shareholders entitled to vote present in person or by proxy and voting at the meeting, or (ii) approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed, provided, however, that any resolution intended to be passed as an Ordinary Resolution in circumstances where Itaú and/or GA, as applicable, has(ve) exercised its/their veto rights pursuant to the Shareholders Agreement in respect of such resolution shall be void ab initio;

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“Other Indemnitors”	persons or entities other than the Company that may provide indemnification, advancement of expenses and/or insurance to the Indemnified Persons in connection with such Indemnified Persons’ involvement in the management of the Company;

“Paid up”	paid up as to the par value of the shares and includes credited as paid up;

“Person”	any individual, corporation, general or limited partnership, limited liability company, joint stock company, joint venture, estate, trust, association, organization or any other entity or governmental entity;

“Register of Shareholders”	the register of Shareholders required to be kept pursuant to the Law;

“Seal”	the common seal of the Company including every duplicate seal;

“SEC”	the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Secretary”	any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Securities Act”	the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time;

“Share”	a share in the share capital of the Company, and includes stock (except where a distinction between shares and stock is expressed or implied) and includes a fraction of a share;

“Shareholder”	has the same meaning as member in the Law;

“Shareholders Agreement”	means the shareholders agreement dated November 29, 2019 between, amongst others, XP Controle, Itaú and GA, and the Company as intervening party, as may be amended from time to time;

“Signed”	includes an electronic signature or a representation of a signature affixed by mechanical means;

“Special Resolution”	means either: (i) a resolution passed by a majority of at least two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) a resolution approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders aforesaid, provided, however, that any resolution intended to be passed as a Special Resolution in circumstances where Itaú and/or GA, as applicable, has(ve) exercised its/their veto rights pursuant to the Shareholders Agreement in respect of such resolution shall be void ab initio;

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“Subsidiary”	a company is a subsidiary of another company if that other company: (i) holds a majority of the voting rights in it; (ii) is a member of it and has the right to appoint or remove a majority of its board of directors; or (iii) is a member of it and controls alone, pursuant to an agreement with other members, a majority of the voting rights in it; or if it is a subsidiary of a company which is itself a subsidiary of that other company. For the purpose of this definition the expression “company” includes any body corporate established in or outside of the Islands;

“Treasury Share”	a share held in the name of the Company as a treasury share in accordance with the Law;

“U.S. Person”	a Person who is a citizen or resident of the United States of America;

“Written and in Writing”	includes all modes of representing or reproducing words in visible form including in the form of an electronic record; and

“XP Controle”	means XP Controle Participações S.A., a corporation with head-office in the City and State of Rio de Janeiro, Brazil.

(b)	unless the context otherwise requires, words or expressions defined in the Law shall have the same meanings herein but excluding any statutory modification thereof not in force when these Articles become binding on the Company;

(c)	unless the context otherwise requires: (i) words importing the singular number shall include the plural number and vice-versa; (ii) words importing the masculine gender only shall include the feminine gender; and (iii) words importing persons only shall include companies or associations or bodies of person whether incorporated or not;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)	the headings herein are for convenience only and shall not affect the construction of these Articles;

(f)	references to statutes are, unless otherwise specified, references to statutes of the Islands and, subject to paragraph (b) above, include any statutory modification or re-enactment thereof for the time being in force; and

(g)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose.

2       Formation Expenses

The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

3       Situation of offices of the Company

3.1	The registered office of the Company shall be at such address in the Islands as the Board shall from time to time determine.

3.2	The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Islands and elsewhere as the Board may from time to time determine.

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4       Shares

4.1	Any action taken by the Company and/or the Board in connection with this Article 4 in contravention of the terms of the Shareholders Agreement shall be void ab initio.

4.2	(a) Subject to the rules of any Designated Stock Exchange and to the provisions, if any, in the Memorandum and these Articles, the Board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the capital of the Company without the approval of Shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the Board may decide, provided, however, that: (i) no share shall be issued at a discount, except in accordance with the provisions of the Law; and (ii) any purported allotment, grant, offer, disposition or issue of shares in the capital of the Company made in contravention of the terms of the Shareholders Agreement shall be void ab initio.

(b)	In particular and without prejudice to the generality of paragraph (a) above, the Board is hereby empowered pursuant to this Article 4 to authorize by resolution or resolutions from time to time and without the approval of Shareholders;

(i)	the creation of one or more classes or series of preferred shares, to cause to be issued such preferred shares and to fix the designations, powers, preferences and relative participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting rights and powers (including full or limited or no voting rights or powers) and liquidation preferences, and to increase or decrease the number of shares comprising any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by law. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any class or series of preferred shares may, to the extent permitted by law, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series;

(ii)	to designate for issuance as Class A Common Shares or Class B Common Shares from time to time any or all of the authorized but unissued shares of the Company which have not at that time been designated by the Memorandum or by the Directors as being shares of a particular class;

(iii)	to create one or more further classes of shares which represent common shares for the purposes of Article 5.3; and

(iv)	to re-designate authorized but unissued Class B Common Shares from time to time as shares of another class.

(c)	The Company shall not issue shares or warrants to bearer.

(d)	Subject to the rules of any Designated Stock Exchange, the Board shall have general and unconditional authority to issue options, warrants or convertible securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or securities in the capital of the Company to such persons, on such terms and conditions and at such times as the Board may decide, provided that the issue of any such securities in contravention of the terms of the Shareholders Agreement shall be void ab initio.

4.3	Notwithstanding Article 4.2, at any time when there are Class A Common Shares in issue, Class B Common Shares may only be issued pursuant to:

(a)	a share-split, subdivision or similar transaction or as contemplated in Articles 5.6 or 11.1(a)(iv) below;

(b)	a Business Combination involving the issuance of Class B Common Shares as full or partial consideration; or

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(c)	an issuance of Class A Common Shares, whereby holders of Class B Common Shares are entitled to purchase a number of Class B Common Shares that would allow them to maintain their proportional ownership and voting interest in the Company pursuant to Article 4.4.

4.4	With effect from the date on which any Class A Common Shares are first admitted to trading on a Designated Stock Exchange, subject to Articles 4.5, 4.6 and 4.7, the Company shall not issue Class A Common Shares to a person on any terms unless:

(a)	it has made an offer to each person who holds Class B Common Shares in the Company to issue to him on the same economic terms such number of Class B Common Shares as would ensure that the proportion in number of the issued Common Shares held by him as Class B Common Shares after the issuance of such Class A Common Shares will be as nearly as practicable equal to the proportion in number of the issued Common Shares held by him as Class B Common Shares before the said issuance; and

(b)	the period during which any such offer may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer so made.

An offer made pursuant to this Article 4.4 may be made in either hard copy or by electronic communication, must state a period during which it may be accepted and the offer shall not be withdrawn before the end of that period. The period referred to must be at least 14 days beginning with the date on which the offer is deemed to be delivered in accordance with Article 35.

4.5	An offer shall not be regarded as being made contrary to the requirements of Article 4.4 by reason only that:

(a)	fractional entitlements are rounded or otherwise settled or sold at the discretion of the Board; or

(b)	no offer of Class B Common Shares is made to a shareholder where the making of such an offer would in the view of the Board pose legal or practical problems in or under the laws or securities rules of any territory or the requirements of any regulatory body or stock exchange such that the Board considers it is necessary or expedient in the interests of the Company to exclude such shareholder from the offer; or

(c)	the offer is conditional upon the said issue of Class A Common Shares proceeding.

4.6	The provisions of Article 4.4 do not apply in relation to the issue of:

(a)	Class A Common Shares if these are, or are to be, wholly or partly paid up otherwise than in cash;

(b)	Class A Common Shares which would, apart from any renunciation or assignment of the right to their allotment, be held under or issued pursuant to an Incentive Plan; and

(c)	Class A Common Shares issued in furtherance of an initial public offering of shares of the Company (IPO) or issued to underwriters in connection with an IPO pursuant to any over-allotment options granted by the Company.

4.7	The holders of two-thirds of Class B Common Shares in issue may authorize the Board to issue Class A Common Shares for cash in the context of a public offering and, on the granting of such an authority, the Board shall have the power to issue (pursuant to that authority) Class A Common Shares for cash as if Article 4.4 above did not apply to:

(a)	one or more issuances of Class A Common Shares to be made pursuant to that authority; and/or

(b)	such issuances with such modifications as may be specified in that authority,

and unless previously revoked, that authority shall expire on the date (if any) specified in the authority or, if no date is specified, 6 months after the date on which the authority is granted, but the Company may before the power expires make an offer or agreement which would or might require Class A Common Shares to be issued after it expires.

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4.8	The Company may issue fractions of a share of any class and a fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of that class of shares.

4.9	Except as required by Law, no person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share (except only as by these Articles or by law otherwise provided) or any other rights in respect of any share except an absolute right to the entirety thereof in the holder.

4.10	(a) If at any time the share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by these Articles or the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a Special Resolution passed at a separate general meeting of the holders of the shares of that class, provided, however, that any resolution passed in contravention of the terms of the Shareholders Agreement shall be void ab initio. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll;

(b)	For the purposes of this Article 4.10, the Directors may treat all classes of shares or any two or more classes of shares as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration.

(c)	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by:

(i)	the creation or issue of further shares ranking pari passu therewith;

(ii)	by the redemption or purchase of any shares of any class by the Company;

(iii)	the cancellation of authorized but unissued shares of that class; or

(iv)	the creation or issue of shares with preferred or other rights including, without limitation, the creation of any class or issue of shares with enhanced or weighted voting rights.

(d)	The rights conferred upon holders of Class A Common Shares shall not be deemed to be varied by the creation or issue from time to time of further Class B Common Shares and the rights conferred upon holders of Class B Common Shares shall not be deemed to be varied by the creation or issue from time to time of further Class A Common Shares.

4.11	The Directors may accept contributions to the capital of the Company otherwise than in consideration of the issue of shares and the amount of any such contribution may, unless otherwise agreed at the time such contribution is made, be treated by the Company as a distributable reserve, subject to the provisions of the Law and these Articles.

5       Class A Common Shares and Class B Common Shares

5.1	Any action taken by the Company and/or the Board in connection with this Article 5 in contravention of the terms of the Shareholders Agreement shall be void ab initio.

5.2	Holders of Class A Common Shares and Class B Common Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Common Shares and Class B Common Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Shareholders in general meetings. Each Class A Common Share shall entitle the holder to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Common Share shall entitle the holder to ten (10) votes on all matters subject to a vote at general meetings of the Company.

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5.3	Without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares established pursuant to the Memorandum and/or these Articles from time to time, holders of Common Shares shall:

(a)	be entitled to such dividends as the Board may from time to time declare;

(b)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purposes of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(c)	generally be entitled to enjoy all of the rights attaching to shares.

5.4	In no event shall Class A Common Shares be convertible into Class B Common Shares.

5.5	Class B Common Shares shall be convertible into Class A Common Shares as follows:

(a)	Right of Conversion. Class B Common Shares shall be convertible into the same number of Class A Common Shares, on a share-to-share basis, in any of the manners set out in the Shareholders Agreement. Notwithstanding the foregoing, if, at any time, the total number of votes of the issued and outstanding Class B Shares represents less than 10% of the voting share rights of the Company, the Class B Common Shares then in issue shall automatically and immediately be converted into Class A Common Shares and no Class B Common Shares shall be issued by the Company thereafter.

(b)	Mechanics of Conversion. Before any holder of Class B Common Shares shall be entitled to convert such Class B Common Shares into Class A Common Shares pursuant to sub-paragraph (a) above, the holder shall, if available, surrender the certificate or certificates therefor, duly endorsed (where applicable), at the registered office of the Company.

Upon the occurrence of one of the bases of conversion provided for in sub-paragraph (a) above, the Company shall enter or procure the entry of the name of the relevant holder of Class B Common Shares as the holder of the relevant number of Class A Common Shares resulting from the conversion of the Class B Common Shares in, and make any other necessary and consequential changes to, the Register of Shareholders and shall procure that certificate(s) in respect of the relevant Class A Common Shares, together with a new certificate for any unconverted Class B Common Shares comprised in the certificate(s) surrendered by the holder of the Class B Common Shares, are issued to the holders of the Class A Common Shares and Class B Common Shares, as the case may be, if so requested.

Any conversion of Class B Common Shares into Class A Common Shares pursuant to this Article 5 shall be effected by means of the re-designation and re-classification of the relevant Class B Common Share as a Class A Common Share together with such rights and restrictions for the time being attached thereto and shall rank pari passu in all respects with the Class A Common Shares then in issue. Such conversion shall become effective forthwith upon entries being made in the Register of Shareholders to record the re-designation and re-classification of the relevant Class B Common Shares as Class A Common Shares.

If the conversion is in connection with a public offering of securities or any other sale of securities that is implemented through a Designated Stock Exchange, the conversion may, at the option of any holder tendering such Class B Common Shares for conversion, be conditional upon the closing of the sale of securities pursuant to such offering or sale, in which event any persons entitled to receive Class A Common Shares upon conversion of such Class B Common Shares shall not be deemed to have converted such Class B Common Shares until immediately prior to the closing of such sale of securities.

Upon conversion of any Class B Common Shares, the composition of the authorized capital of the Company shall automatically be varied and amended by a reduction in the relevant number of authorized Class B Common Shares and a corresponding increase in the relevant number of authorized Class A Common Shares.

(c)	Effective upon and with effect from the conversion of a Class B Common Share into a Class A Common Share in accordance with this Article 5.5, the converted share shall be re-designated as and be treated for all purposes as a Class A Common Share and shall carry the rights and be subject to the restrictions

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attaching to Class A Common Shares including, without limitation, the right to one vote on matters subject to a vote at general meetings of the Company.

5.6	No subdivision of Class A Common Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class B Common Shares are concurrently and similarly subdivided to maintain the same proportion of Class B Common Shares and Class A Commons Shares as before the subdivision, and no subdivision of Class B Common Shares into shares of an amount smaller than the nominal or par value of such shares at the relevant time shall be effected unless Class A Common Shares are concurrently and similarly subdivided to maintain the same proportion of Class B Common Shares and Class A Common Shares as before the subdivision.

5.7	No consolidation of Class A Common Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time shall be effected unless Class B Common Shares are concurrently and similarly consolidated to maintain the same proportion of Class B Common Shares and Class A Commons Shares as before the consolidation, and no consolidation of Class B Common Shares into shares of an amount larger than the nominal or par value of such shares at the relevant time may be effected unless Class A Common Shares are concurrently and similarly consolidated, to maintain the same proportion of Class B Common Shares and Class A Common Shares as before the consolidation.

5.8	In the event that a dividend or other distribution is paid by the issue of Class A Common Shares or Class B Common Shares or rights to acquire Class A Common Shares or Class B Common Shares (i) holders of Class A Common Shares shall receive Class A Common Shares or rights to acquire Class A Common Shares, as the case may be; and (ii) holders of Class B Common Shares shall receive Class B Common Shares or rights to acquire Class B Common Shares, as the case may be.

5.9	No Business Combination (whether or not the Company is the surviving entity) shall proceed unless by the terms of such transaction: (i) the holders of Class A Common Shares have the right to receive, or the right to elect to receive, the same form of consideration (as shall be adjusted, in the case of share or equivalent consideration, by the Directors so as to account for the different economic and voting rights that exist or may exist between such consideration and the share classes) as the holders of Class B Common Shares, and (ii) the holders of Class A Common Shares have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Shares. The Directors shall not approve such a transaction unless the requirements of this Article are satisfied, provided that the approval of any such a transaction in contravention of the terms of the Shareholders Agreement shall be void ab initio.

5.10	No tender or exchange offer to acquire any Class A Common Shares or Class B Common Shares by any third party pursuant to an agreement to which the Company is to be a party, nor any tender or exchange offer by the Company to acquire any Class A Common Shares or Class B Common Shares shall be approved by the Company unless by the terms of such transaction: (i) the holders of Class A Common Shares shall have the right to receive, or the right to elect to receive, the same form of consideration (as shall be adjusted, in the case of share or equivalent consideration, by the Directors so as to account for the different economic and voting rights that exist or may exist between such consideration and the share classes) as the holders of Class B Common Shares, and (ii) the holders of Class A Common Shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B Common Shares. The Directors shall not approve such a transaction unless the requirements of this Article are satisfied, provided that the approval of any such a transaction in contravention of the terms of the Shareholders Agreement shall be void ab initio.

5.11	Save and except for voting rights and conversion rights and as otherwise set out in Article 4.4 and in this Article 5, Class A Common Shares and the Class B Common Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions and share ratably and otherwise be identical in all respects as to all matters.

6       Share Certificates

6.1	A Shareholder shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. The

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Directors may authorize certificates to be issued with the authorized signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer or conversion shall be cancelled and subject to these Articles and, save as provided in Articles 6.3, 7 and 8 below and in the case of a conversion of shares pursuant to Article 5, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act. Every share certificate of the Company representing shares that are subject to the Shareholders Agreement shall bear a legend as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED UNLESS IN ACCORDANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.”

6.3	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

7       Lien

7.1	The Company shall have a first and paramount lien on every share (not being a share which is fully paid as to its par value and share premium) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share (including any premium payable). The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount in respect of it.

7.2	The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold, provided that the sale of any such shares in contravention of the terms of the Shareholders Agreement shall be void ab initio.

7.3	To give effect to a sale, the Directors may authorize some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold, if any, and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

8       Calls on Shares and Forfeiture

8.1	Subject to the terms of allotment, the Directors may make calls upon the Shareholders in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each Shareholder shall (subject to receiving at least fourteen (14) clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by installments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is

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made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

8.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed.

8.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

8.4	If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at an annual rate of ten percent (10%), but the Directors may waive payment of the interest wholly or in part.

8.5	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an installment of a call, shall be deemed to be a call, and if it is not paid when due, all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

8.6	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

8.7	If a call remains unpaid after it has become due and payable, the Directors may give to the person from whom it is due not less than fourteen (14) clear days’ notice requiring payment of the amount unpaid, together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

8.8	If the notice is not complied with, any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

8.9	Subject to the provisions of the Law, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person, and at any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit, provided that the disposal of any such shares in contravention of the terms of the Shareholders Agreement shall be void ab initio. Where, for the purposes of its disposal a forfeited share is to be transferred to any person, the Directors may authorize any person to execute an instrument of transfer of the share to that person.

8.10	A person any of whose shares have been forfeited shall cease to be a Shareholder in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited, if any, but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at an annual rate of ten percent (10%), from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

8.11	A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

9       Transfer of Shares

9.1	Any action taken by the Company and/or the Board in connection with this Article 9 in contravention of the terms of the Shareholders Agreement shall be void ab initio.

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9.2	Subject to these Articles, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange or in any other form approved by the Board and may be under hand or, if the transferor or transferee is a Clearing House, by hand or by electronic signature or by such other manner of execution as the Board may approve from time to time, provided, however, that any purported transfer of shares made in contravention of the terms of the Shareholders Agreement shall be void ab initio. Without prejudice to the generality of the foregoing, title to listed shares of the Company may be evidenced and transferred in accordance with the laws applicable to and the rules and regulations of the Designated Stock Exchange on which such shares are listed.

9.3	The instrument of transfer shall be executed by or on behalf of the transferor and the transferee provided that the Board may dispense with the execution of the instrument of transfer by the transferee in any case which it thinks fit in its discretion to do so. Without prejudice to Article 9.2, the Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers including, where applicable, in accordance with the laws and rules applicable to the Designated Stock Exchange. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Shareholders in respect thereof. Nothing in these Articles shall preclude the Board from recognizing a renunciation of the allotment or provisional allotment of any share by the allottee in favor of some other person.

9.4	The Board may in its absolute discretion and without giving any reason therefor, refuse to register a transfer of any share:

(a)	that is not fully paid up (as to both par value and any premium) to a person of whom it does not approve;

(b)	issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists;

(c)	to more than four joint holders; or

(d)	on which the Company has a lien.

9.5	Without limiting the generality of Article 9.4, the Board may also decline to recognize any instrument of transfer unless:

(a)	the instrument of transfer is in respect of only one class of shares;

(b)	the Shares are fully paid (as to both par value and any premium) and free of any lien;

(c)	the instrument of transfer is lodged at the registered office or such other place at which the Register of Shareholders is kept in accordance with the Law accompanied by any relevant share certificate(s), if any, and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d)	if applicable, the instrument of transfer is duly and properly stamped.

9.6	If the Directors refuse to register a transfer of a share, they shall within two (2) months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

9.7	The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange, be suspended and the Register of Shareholders be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

9.8	The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

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10       Transmission of Shares

10.1	If a Shareholder dies, the survivor, or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders shall be the only persons recognized by the Company as having any title to his interest; but nothing in these Articles shall release the estate of a deceased Shareholder from any liability in respect of any share which had been jointly held by him.

10.2	A person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Shareholder and the death or bankruptcy of the Shareholder had not occurred.

10.3	A person becoming entitled to a share by reason of the death or bankruptcy of a Shareholder shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of such share to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

11       Changes of Capital

11.1	(a) Subject to and in so far as permitted by the provisions of the Law and these Articles, the Company may from time to time by Ordinary Resolution alter or amend the Memorandum to:

(i)	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

(ii)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;

(iii)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(iv)	sub-divide its existing shares, or any of them, into shares of smaller amounts than is fixed by the Memorandum provided that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(v)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)	Except so far as otherwise provided by the conditions of issue, the new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

11.2	Whenever as a result of a consolidation of shares any Shareholders would become entitled to fractions of a share, the Directors may, on behalf of those Shareholders, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Shareholders, and the Directors may authorize some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

11.3	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner and with and subject to any incident, consent, order or other matter required by law, provided that

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adoption of such a resolution in contravention of the terms of the Shareholders Agreement shall be void ab initio.

12       Redemption and Purchase of Own Shares

12.1	Subject to the provisions of the Law and these Articles, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may, before the issue of shares, determine;

(b)	purchase its own shares (including any redeemable shares) in such manner and on such terms as the Directors may determine and agree with the relevant Shareholder; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Law, including out of capital,

provided, however, that any purported redemption or repurchase of shares made in contravention of the terms of the Shareholders Agreement shall be void ab initio.

12.2	The Directors may, when making a payment in respect of the redemption or purchase of shares, if so authorized by the terms of issue of the shares (or otherwise by agreement with the holder of such shares) make such payment in cash or in specie (or partly in one and partly in the other).

12.3	Upon the date of redemption or purchase of a share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register of Shareholders with respect thereto and the share shall be cancelled.

13       Treasury Shares

13.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

13.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

14       Register of Shareholders

14.1	The Company shall maintain or cause to be maintained an overseas or local Register of Shareholders in accordance with the Law.

14.2	The Directors may determine that the Company shall maintain one or more branch registers of Shareholders in accordance with the Law. The Directors may also determine which Register of Shareholders shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

15       Closing Register of Shareholders or Fixing Record Date

15.1	For the purpose of determining Shareholders entitled to notice of, or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other purpose, the Directors may provide that the Register of Shareholders shall be closed for transfers for a stated period which shall not in any case exceed thirty (30) days. If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders, the Register shall be so closed for at least ten (10) clear days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

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15.2	In lieu of, or apart from, closing the Register of Shareholders, the Directors may fix, in advance or in arrears, a date as the record date for any such determination of Shareholders entitled to notice of, or to vote at any meeting of the Shareholders or any adjournment thereof, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of Shareholders for any other purpose, provided that such a record date shall not exceed forty (40) clear days prior to the date where the determination will be made.

15.3	If the Register of Shareholders is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of, or to vote at, a meeting of Shareholders or Shareholders entitled to receive payment of a dividend or other distribution, the date on which notice of the meeting is sent or posted or the date on which the resolution of the Directors resolving to pay such dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

16       General Meetings

16.1	An annual general meeting of the Company may at the discretion of the Board be held in the year in which these Articles are adopted and shall be held in each year thereafter within the first four (4) months following the end of the financial year of the Company. The Company may, but shall not (unless required by the Law) be obliged to, in each year hold any other general meeting.

16.2	The agenda of the annual general meeting shall be set by the Board and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).

16.3	Annual general meetings shall be held in the City of São Paulo, State of São Paulo, Brazil or in such other places as the Directors may unanimously determine.

16.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

16.5	The Directors may, whenever they think fit, convene an extraordinary general meeting of the Company, and they shall on a Shareholders’ requisition in accordance with these Articles or the Shareholders Agreement forthwith proceed to convene an extraordinary general meeting of the Company.

16.6	A Shareholders’ requisition is a requisition of one or more Shareholders holding at the date of deposit of the requisition shares representing in the aggregate not less than one-third of the votes entitled to be cast at general meetings of the Company.

16.7	The Shareholders’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office, and may consist of several documents in like form each signed by one or more requisitionists.

16.8	If there are no Directors as at the date of the deposit of the Shareholders’ requisition or if the Directors do not within fourteen (14) days from the date of the deposit of the Shareholders’ requisition duly proceed to convene a general meeting to be held within a further fourteen (14) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three (3) months after the expiration of the first said fourteen (14) day period.

16.9	A general meeting convened as aforesaid by requisitionists shall be convened in as close to the same manner as possible as that in which general meetings are to be convened by Directors.

16.10	Save as set out in Articles 16.1 to 16.9, the Shareholders have no right to propose resolutions to be considered or voted upon at annual general meetings or extraordinary general meetings of the Company.

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17       Notice of General Meetings

17.1	At least eight days’ notice specifying the place, the day and the hour of each general meeting and the general nature of such business to be transacted thereat shall be given in the manner hereinafter provided, including, but not limited to, as described in Article 35, or in such other manner (if any) as may be prescribed by Ordinary Resolution, to such persons as are entitled to vote or may otherwise be entitled under these Articles to receive such notices from the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Shareholders entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Shareholders having a right to attend and vote at the meeting, together holding not less than 95%, in par value of the Shares giving that right.

17.2	The non-receipt of notice of a meeting that was sent to the correct address by any person entitled to receive notice shall not invalidate the proceedings at that general meeting.

18       Proceedings at General Meetings

18.1	No business shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business. One or more Shareholders holding not less than seventy-five percent (75%) in aggregate of the voting power of all Shares in issue and entitled to vote, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, shall represent a quorum.

18.2	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, a second meeting may be called with at least five (5) days’ notice to Shareholders specifying the place, the day and the hour of the second meeting, as the Directors may determine, and if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Shareholders present shall be a quorum.

18.3	A person may participate in a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a Shareholder in a meeting in this manner is treated as presence in person at that meeting and is counted in a quorum and entitled to vote.

18.4	The Chairman or in his absence the vice-chairman of the Board (if any) shall preside as chairman of the meeting, but if neither the Chairman nor such vice-chairman (if any) is present within fifteen (15) minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Shareholders present in person or by proxy and entitled to vote shall choose one of their number to be chairman.

18.5	The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls. The chairman of the meeting shall announce at each such meeting the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at such meeting.

18.6	A Director shall, notwithstanding that he is not a Shareholder, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

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18.7	The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen (14) days or more, at least seven (7) clear days’ notice shall be given in the manner herein provided, including, but not limited to, as described in Article 35, specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

18.8	At each meeting of the Shareholders, all corporate actions, including the election of Directors, to be taken by vote of the Shareholders (except as otherwise required by applicable law and except as otherwise provided in these Articles) shall be authorized by Ordinary Resolution. Where a separate vote by a class or classes or series is required, save as provided in Article 4.10, the affirmative vote of the majority of Shares of such class or classes or series present in person or represented by proxy at the meeting and voting shall be the act of such class or series (unless provided otherwise in the resolutions providing for the issuance of such class or series).

18.9	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

18.10	A poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be Shareholders) and fix a place and time for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.

18.11	In the case of equality of votes, the chairman of the meeting shall not be entitled to a casting vote and the resolution shall fail.

18.12	If for so long as the Company has only one Shareholder:

(a)	in relation to a general meeting, the sole Shareholder or a proxy for that Shareholder or (if the Shareholder is a corporation) a duly authorized representative of that Shareholder is a quorum and Article 18.1 is modified accordingly;

(b)	the sole Shareholder may agree that any general meeting be called by shorter notice than that provided for by these Articles; and

(c)	all other provisions of these Articles apply with any necessary modification (unless the provision expressly provides otherwise).

19       Votes of Shareholders

19.1	Subject to any rights or restrictions attached to any shares (including without limitation the enhanced voting rights attaching to Class B Common Shares provided for in Article 5), every Shareholder who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorized representative (not being himself a Shareholder entitled to vote) or by proxy, shall on a poll have one vote for every share of which he is the holder (or, in the case of a Class B Common Share, ten (10) votes for every Class B Common Share of which he is the holder).

19.2	In the case of joint holders, the vote of the senior joint holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register of Shareholders.

19.3	A Shareholder in respect of whom an order has been made by any court having jurisdiction (whether in the Islands or elsewhere) in matters concerning mental disorder may vote, by his receiver, curator bonis or other person authorized in that behalf appointed by that court, and any such receiver, curator bonis or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the registered office of the Company, or at such other place as is specified in accordance with these Articles for the deposit or delivery of forms of appointment of a proxy, or in any other manner specified in these Articles for the appointment of a proxy, not less than forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

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19.4	No Shareholder shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy or by a corporate representative, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

19.5	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

19.6	Votes may be given either personally or by proxy. Deposit or delivery of a form of appointment of a proxy does not preclude a Shareholder from attending and voting at the meeting or at any adjournment of it, save that only the Shareholder or his proxy may cast a vote.

19.7	A Shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.

19.8	Subject as set out herein, an instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor save that, subject to the Law, the Directors may accept the appointment of a proxy received in an electronic communication at an address specified for such purpose, on such terms and subject to such conditions as they consider fit. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

19.9	Subject to Article 19.10 below, the form of appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:

(a)	in the case of an instrument in writing, be left at or sent by post to the registered office of the Company or such other place within the Islands or elsewhere as is specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)	in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

be received at such address at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(c)	in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited or delivered as required by paragraphs (a) or (b) of this Article after the poll has been demanded and at any time before the time appointed for the taking of the poll; or

(d)	where the poll is taken immediately but is taken not more than forty-eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman of the meeting or to the secretary or to any Director;

and a form of appointment of proxy which is not deposited or delivered in accordance with this Article or Article 19.10 is invalid.

19.10	Notwithstanding Article 19.9 above, the Directors may by way of note to or in any document accompanying the notice of a general meeting (or adjourned meeting) fix the latest time by which the appointment of a

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proxy must be communicated to or received by the Company (being not more than 48 hours before the relevant meeting).

19.11	A vote or poll demanded by proxy or by the duly authorized representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the registered office of the Company or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of a proxy was contained in an electronic communication, at the address at which the form of appointment was received, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

19.12	Any corporation or other non-natural person which is a Shareholder of the Company may in accordance with its constitutional documents, or, in the absence of such provision, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Shareholder.

19.13	If a Clearing House (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company, it may, by resolution of its directors or other governing body or by power or attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of shareholders of the Company, provided that, if more than one Person is so authorized, the authorization shall specify the number and class of shares in respect of which such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of shares specified in such authorization.

20       Number of Directors and Chairman

20.1	The Board shall consist of such number of Directors as a majority of the Directors then in office may determine from time to time, being up to thirteen (13) Directors on the date of the adoption of these Articles, provided that the nomination and/or appointment of any Director in contravention of the terms of the Shareholders Agreement shall be void ab initio.

20.2	The Board of Directors shall have a chairman of the Board of Directors elected and appointed by the Directors. The Directors may also elect a vice-chairman of the Board of Directors. The period for which the Chairman and the vice-chairman shall hold office shall also be determined by the Directors. The Chairman shall preside as chairman at every meeting of the Board of Directors at which he is present. Where the Chairman is not present at a meeting of the Board of Directors, the vice-chairman of the Board of Directors (if any) shall act as chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting.

21       Appointment, Disqualification and Removal of Directors

21.1	Save as provided in Articles 21.4 and 24.5, Directors shall be elected by an Ordinary Resolution.

Nomination Rights

21.2	Shareholders that are party to the Shareholders Agreement shall enjoy nomination rights in the manner set out in the Shareholders Agreement.

Term of Office

21.3	Every Director and officer shall be appointed for a two year term, unless they resign or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

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21.4	Any vacancies on the Board arising other than upon the removal of a Director by resolution passed at a general meeting can be filled by the remaining Director(s) (notwithstanding that the remaining Director(s) may constitute fewer than the number of Directors required by Article 20.1 or fewer than is required for a quorum pursuant to Article 27.1). Any such appointment shall be as an interim Director to fill such vacancy until the next annual general meeting (and such appointment shall terminate at the commencement of the annual general meeting).

21.5	There is no age limit for Directors of the Company.

21.6	No shareholding qualification shall be required for a Director. A Director who is not a Shareholder shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company.

21.7	While any shares of the Company are admitted to trading on a Designated Stock Exchange, the Board must at all times comply with the residency and citizenship requirements of securities laws of the United States applicable to foreign private issuers and shall at no time have a majority of Directors who are U.S. Persons. Notwithstanding any other provision in these Articles, no appointment or election of a U.S. Person as a Director shall be permitted if such appointment or election would have the effect of creating a majority of Directors who are U.S. Persons, and any such appointment or election shall be disregarded for all purposes.

21.8	Directors may be removed (with or without cause) by Ordinary Resolution. The notice of general meeting must contain a statement of the intention to remove the Director and must be served on the Director not less than ten (10) calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

21.9	The office of a Director shall be vacated automatically if:

(a)	he or she becomes prohibited by law from being a Director;

(b)	he or she becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	he or she dies or is, in the opinion of all his co-Directors, incapable by reason of mental disorder of discharging his duties as Director;

(d)	he or she resigns his or her office by notice to the Company; or

(e)	he or she has for more than six (6) months been absent without permission of the Directors from meetings of Directors held during that period and the remaining Directors resolve that his or her office be vacated.

22       Alternate Directors

22.1	Any Director (but not an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

22.2	An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, to sign any written resolution of the Directors (in place of his appointor) and generally to perform all the functions of his appointor as a Director in his absence.

22.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

22.4	Any appointment or removal of an alternate Director shall be by written notice to the Company at its registered office, signed by the Director making or revoking the appointment, or in any other manner approved by the Directors.

22.5	Subject to the provisions of these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

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23       Powers of Directors

23.1	Subject to the provisions of the Law, to the Memorandum and these Articles, to any directions given by Ordinary Resolution and to the listing rules of any Designated Stock Exchange, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

23.2	The Board may exercise all the powers of the Company to raise capital or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Law, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, provided that the consummation of any such transaction in contravention of the terms of the Shareholders Agreement shall be void ab initio.

Management of the Company’s Subsidiaries

23.3	Subsidiaries shall be managed (and the composition of the management bodies of the Subsidiaries shall be decided) in accordance with the terms of the Shareholders Agreement.

Business Plan

23.4	A business plan of the Company shall be prepared by the Board of Officers and submitted to the Board of Directors for its approval, which plan shall include: (i) in general terms, guidelines for the strategic direction of the Company and its Subsidiaries’ businesses for a forward looking period of five (5) years; and (ii) details of anticipated material capital expenditures (“Business Plan”).

Annual Budget

23.5	An annual budget of the Company shall be prepared by the Board of Officers and submitted to the Board of Directors for its approval, and shall contain, for each month:

(a)	a detailed plan of operations of the Company and its Subsidiaries;

(b)	comments from the Board of Directors and Board of Officers; and

(c)	the individual and consolidated balance sheet, income statement, and projected cash flow, containing details of value, nature and term for each item of revenue, expense or capital expenditures (“Annual Budget”).

The Directors shall be invited to take part in the discussions related to the preparation of the Annual Budget by the Board of Officers prior to the submission thereof to the Board of Directors for its approval.

Incumbency of the Board of Directors/Reserved Matters

23.6	Without prejudice to other matters that fall under the powers of the Board of Directors as provided for in applicable Law and in these Articles, the Board of Directors shall:

(a)	approve the Business Plan of the Company, which shall cover all its businesses and the business of its Subsidiaries;

(b)	approve the Annual Budget of the Company, which shall cover its Subsidiaries; and

(c)	approve any transactions related to the Company and/or its Subsidiaries, which transactions shall include: any association with other companies, mergers, spin-offs, incorporations, partnerships, profit sharing agreements, any acquisitions or sales of any assets that are similar to such transactions.

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24       Delegation of Directors’ Powers

24.1	Subject to these Articles, the Directors may from time to time appoint any Person, whether or not a director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the offices of chief executive officer, chief operating officer and chief financial officer, one or more vice presidents, managers or controlling shareholders, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) and with such powers and duties as the Directors may think fit, provided that the appointment of any Person in contravention of the terms of the Shareholders Agreement shall be void ab initio. To the extent that the Directors appoint one or more officers under the titles of Chief Executive Officer and/or Chief Financial Officer, such officers shall, unless otherwise determined by the Directors, have the powers and duties set out below, provided that the appointment of any officer in contravention of the terms of the Shareholders Agreement shall be void ab initio:

(a)	Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, and the other terms of these Articles: (i) have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; (ii) agree upon and execute all contracts in the name of the Company and may sign all certificates for Shares of the Company; and (iii) have such other powers and duties as may be assigned to him or her from time to time by the Board.

(b)	Powers and Duties of the Chief Financial Officer. The Chief Financial Officer shall have responsibility for the custody and control of all the funds and securities of the Company, and he or she shall have such other powers and duties as may be prescribed from time to time by the Board. He or she shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board.

24.2	Without limiting the generality of Article 24.1, the Directors may appoint one or more of their body to the office of managing Director or to any other executive office under the Company, and the Company may enter into an agreement or arrangement with any Director for his/her employment, subject to applicable law and any listing rules of the SEC or any Designated Stock Exchange, or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit, provided that the approval of any remuneration in contravention of the terms of the Shareholders Agreement shall be void ab initio. Any appointment of a Director to an executive office shall terminate automatically if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

24.3	The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

24.4	Subject to applicable law and the listing rules of any Designated Stock Exchange, the Directors may delegate any of their powers to any committee (including, without limitation, an Audit Committee), consisting of one or more Directors. They may also delegate to any executive officer or committee of executive officers (including, without limitation, the Board of Officers) such of their powers as they consider desirable to be exercised by him or them. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying. Where a provision of these Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee. Any Indemnified Person who acts on behalf of the Company without due authority shall be personally liable to the Company for any loss suffered by it as a consequence of the action. Any delegation to any committee or to any executive officer made in contravention of the terms of the Shareholders Agreement shall be void ab initio

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Audit Committee Members to be Directors

24.5	Any Person appointed to the Audit Committee by the Board of Directors shall, upon such appointment, automatically become a Director (to the extent not already a Director), provided that the appointment of any Person to the Audit Committee in contravention of the terms of the Shareholders Agreement shall be void ab initio.

24.6	Without limiting the generality of Article 24.4 and subject to the Shareholders Agreement, the Board shall establish a permanent Audit Committee and, where such committee is established, the Board may adopt formal written charters for such committee and, if so, shall review and assess the adequacy of such formal written charters on an annual basis. This committee shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles and shall have such powers as the Board may delegate pursuant to Article 24.4 and as required by the rules of the Designated Stock Exchange or applicable law. The Audit Committee shall consist of such number of directors as the Board shall from time to time determine (or such minimum number as may be required from time to time by any Designated Stock Exchange). For so long as any class of Shares is listed on a Designated Stock Exchange, the Audit Committee shall be made up of such number of Independent Directors as is required from time to time by the rules of the Designated Stock Exchange or otherwise required by applicable law.

24.7	At least one (1) member of the Audit Committee will be an audit committee financial expert as determined by the rules adopted by the Designated Stock Exchange. Such financial expert shall have a special past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

24.8	The Board of Directors shall consider, in good faith, all reasonable recommendations in writing made by the Audit Committee to the Board of Directors. The Board of Directors shall, after consultation with the Company’s independent auditor, reasonably justify in writing the reasons for not following a written recommendation of the Audit Committee.

25       Remuneration and Expenses of Directors

25.1	The Directors shall be entitled to such remuneration as the Board may determine and, unless otherwise determined, the remuneration shall be deemed to accrue from day to day.

25.2	Members of the Audit Committee may be paid annual compensation in the form of a fixed salary in such amount as the Board may determine.

25.3	A Director who at the request of the Directors goes or resides outside of the Islands, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the Directors may decide.

25.4	The Directors may be paid all traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

26       Directors’ Interests

26.1	Subject to the Law and listing rules of any Designated Stock Exchange, if a Director has disclosed to the other Directors the nature and extent of any direct or indirect interest which the Director has in any transaction or arrangement with the Company, a Director notwithstanding his office:

(a)	may be a party to or otherwise interested in any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested; and

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(c)	shall not by reason of his office be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

26.2	For the purposes of Article 26.1:

(a)	a general notice given to the Directors to the effect that (1) a Director is a member or officer of a specified company or firm and is to be regarded as having an interest in any transaction or arrangement which may after the date of the notice be made with that company or firm; or (2) a Director is to be regarded as interested in any transaction or arrangement which may after the date of the notice be made with a specified person who is connected with him or her shall be deemed to be a sufficient disclosure that the Director has an interest of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

26.3	A Director must disclose any direct or indirect interest in any transaction or arrangement with the Company, and following a declaration being made pursuant to these Articles, subject to any separate requirement for Audit Committee approval under applicable law or the listing rules of any Designated Stock Exchange, and unless disqualified by the chairman of the relevant meeting, a Director may vote in respect of any such transaction or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

26.4	Notwithstanding the foregoing, no “Independent Director” (as defined herein) and with respect of whom the Board has determined constitutes an “Independent Director” for purposes of compliance with applicable law or the Company’s listing requirements, shall without the consent of the Audit Committee take any of the foregoing actions or any other action that would reasonably be likely to affect such Director’s status as an “Independent Director” of the Company.

27       Proceedings of Directors

27.1	Subject to Article 27.6 below, the quorum for the transaction of the business of the Directors shall be a simple majority of the Directors then in office, which majority must include such directors as may be specified in the Shareholders Agreement. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum, but one such Director shall not constitute a quorum on his own.

27.2	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they determine is appropriate. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall not have a second or casting vote, unless otherwise provided for in the Shareholders Agreement. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

27.3	Meetings of the Directors shall be held at least once every calendar quarter and shall take place in the City of São Paulo, State of São Paulo, Brazil.

27.4	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting and is counted in a quorum and entitled to vote.

27.5	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors (a duly appointed alternate Director being entitled to sign such a resolution on behalf of his appointor and if such alternate Director is also a Director, being entitled to sign such resolution both on behalf of his appointor and in his capacity as a Director) shall be as valid and effective as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held. Unless otherwise provided by its terms, such a resolution shall be effective from the date and time of the last signature.

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27.6	A Director or alternate Director may, and another officer of the Company on the direction of a Director or alternate Director shall, call a meeting of the Directors by at least eight (8) days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. If the quorum for such a meeting of the Directors is not satisfied in the first instance, a second meeting can be called in the same manner set forth in the preceding sentence but by at least five (5) days’ notice, at which meeting the quorum for the transaction of the business of the Directors shall be one Director. To any such notices of a meeting of the Directors all the provisions of these Articles relating to the giving of notices by the Company to the Shareholders shall apply mutatis mutandis.

27.7	Notwithstanding Article 27.6, if all Directors so agree in writing to the meeting, a Director or alternate Director may, or other officer of the Company on the direction of a Director or alternate Director may, call a meeting of the Directors on shorter notice than is provided for in Article 27.6 by notice in writing to every Director and alternate Director, which notice shall set forth the general nature of the business to be considered.

27.8	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

27.9	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be, provided that any such act done in contravention of the terms of the Shareholders Agreement shall be void ab initio.

27.10	A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the conclusion of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

28       Secretary, Board of Officers and Other Officers

The Directors may by resolution appoint a Secretary, any officer to the Board of Officers and also such other officers as may from time to time be required upon such terms as to the duration of office, remuneration and otherwise as they may think fit PROVIDED THAT, the Directors may only appoint persons as directors of the Company in accordance with Article 21.4 and 24.5. Such Secretary, members of the Board of Officers and such other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide. The Directors may by resolution remove from that position any Secretary, member of the Board of Officers or such other officers appointed pursuant to this Article.

29       Minutes

The Directors shall cause minutes to be made in books kept for the purposes of recording:

(a)	all appointments of officers made by the Directors; and

(b)	all resolutions and proceedings of meetings of the Company, of the holders of any class of shares in the Company and of the Directors and of committees of Directors, including the names of the Directors present at each such meeting.

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30       Seal

30.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of Directors authorized by the Directors. The Directors may determine who shall sign any instrument to which the Seal is affixed, and unless otherwise so determined every such instrument shall be signed by a Director or by such other person as the Directors may authorize.

30.2	The Company may have for use in any place or places outside the Islands a duplicate Seal or Seals, each of which shall be a reproduction of the Seal of the Company and, if the Directors so determine, shall have added on its face the name of every place where it is to be used.

30.3	The Directors may by resolution determine (i) that any signature required by this Article need not be manual but may be affixed by some other method or system of reproduction or mechanical or electronic signature and/or (ii) that any document may bear a printed reproduction of the Seal in lieu of affixing the Seal thereto.

30.4	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of the delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same or affixed the Seal thereto, as the case may be, for and on behalf of the Company shall have ceased to hold such office and authority on behalf of the Company.

31       Dividends

31.1	Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends (including interim dividends) in accordance with the respective rights of the Shareholders, but no dividend shall exceed the amount recommended by the Directors.

31.2	Subject to the provisions of the Law, the Directors may declare dividends in accordance with the respective rights of the Shareholders and authorize payment of the same out of the funds of the Company lawfully available therefor.

31.3	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares in the capital of the Company) as the Directors may from time to time think fit.

31.4	Except as otherwise provided by the rights attached to shares and subject to Article 15, all dividends shall be paid in proportion to the number of shares a Shareholder holds as of the date the dividend is declared; save that (a) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (b) where the Company has shares in issue which are not fully paid up (as to par value) the Company may pay dividends in proportion to the amount paid up on each share.

31.5	The Directors may deduct from a dividend or other amounts payable to a person in respect of a share any amounts due from him to the Company on account of a call or otherwise in relation to a share.

31.6	Any Ordinary Resolution or Directors’ resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to such distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any Shareholder upon the footing of the value so fixed in order to adjust the rights of Shareholders and may vest any assets in trustees.

31.7	Any dividend or other moneys payable on or in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one of those persons who is first named in the Register of Shareholders or to such person and to such address as the person or persons entitled may in writing direct. Subject to any applicable law or regulations, every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons

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entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

31.8	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

31.9	Any dividend which has remained unclaimed for six years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

32       Financial Year, Accounting Records and Audit

32.1	Any action taken by the Company and/or the Board in connection with this Article 32 in contravention of the terms of the Shareholders Agreement shall be void ab initio.

32.2	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and, following the year of incorporation, shall begin on 1 January each year.

32.3	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors. The books of account shall be kept at the registered office or at such other place or places, including Brazil, as the Directors think fit, and shall always be open to the inspection of the Directors.

32.4	No Shareholder shall be entitled to require discovery of or any information with respect to any detail of the Company’s trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interests of the Shareholders of the Company to communicate to the public.

32.5	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books and corporate records of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by applicable law, the listing rules of any Designated Stock Exchange or authorized by the Directors.

32.6	Subject to Articles 32.5, and 32.7 a printed copy of the Directors’ report, if any, accompanied by the consolidated statements of financial position, profit or loss, comprehensive income (loss), cash flows and changes in shareholders’ equity, including every document required by the Law to be annexed thereto, made up to the end of the applicable financial year, shall be sent to the Shareholders at least ten (10) days before the date of the general meeting and laid before the Company at the annual general meeting held in accordance with Article 16, provided that this Article 32.6 shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares.

32.7	The requirement to send to a person referred to in Article 32.6 the documents referred to in that Article shall be deemed satisfied where, in accordance with all applicable laws, rules and regulations, including, without limitation, the rules of any Designated Stock Exchange, the Company publishes copies of the documents referred to in Article 32.6 on the Company’s Website, transmits it to SEC’s website or in any other permitted manner (including by sending any other form of electronic communication), and that person has agreed or is deemed by the Company to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

32.8	Subject to applicable law and to the rules of any Designated Stock Exchange, the accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by the Directors.

32.9	The Directors, having considered the recommendations of the Audit Committee, shall appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Board, and shall fix his or their remuneration.

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32.10	Every auditor of the Company shall have a right of access at all times to the books and accounts of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33       Capitalization of Profits

33.1	The Directors may:

(a)	subject as provided in this Article, resolve to capitalize any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b)	appropriate the sum resolved to be capitalized to the Shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those Shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other, provided that on any such capitalization holders of Class A Common Shares shall receive Class A Common Shares (or rights to acquire Class A Common Shares, as the case may be) and holders of Class B Common Shares shall receive Class B Common Shares (or rights to acquire Class B Common Shares, as the case may be);

(c)	resolve that any shares so allotted to any Shareholder in respect of a holding by him of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

(d)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this Article in fractions; and

(e)	authorize any person to enter on behalf of all the Shareholders concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such Shareholders.

34       Share Premium Account

34.1	The Directors shall in accordance with Section 34 of the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed as described in Article 4.11.

34.2	There shall be debited to any share premium account:

(a)	on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Law, out of capital; and

(b)	any other amounts paid out of any share premium account as permitted by Section 34 of the Law.

35       Notices

35.1	Except as otherwise provided in these Articles and subject to the rules of any Designated Stock Exchange, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally or by posting it airmail or by air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Shareholders, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by advertisement in appropriate newspapers in accordance with the requirements of any Designated Stock Exchange, or by facsimile or by placing it on the Company’s Website. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the

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Register of Shareholders in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

35.2	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

35.3	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognized courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service;

(d)	electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail; or

(e)	placing it on the Company’s Website, shall be deemed to have been served one (1) hour after the notice or document is placed on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

35.4	A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.

35.5	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Shareholders as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

35.6	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address, facsimile number or email address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings

36       Winding Up

36.1	The Board shall have the power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up, provided that any action of the Board in this regard in contravention of the terms of the Shareholders Agreement shall be void ab initio.

36.2	If the Company is wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide among the Shareholders in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Shareholders as he

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with the like sanction determines, but no Shareholder shall be compelled to accept any assets upon which there is a liability.

36.3	If the Company shall be wound up and the assets available for distribution amongst the Shareholders as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the shares held by them respectively. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst the Shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

37       Indemnity

37.1	Every Indemnified Person and the personal representatives of the same shall be fully indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by him, otherwise than by reason of any act taken by him without due authority which causes loss to the Company, his own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by him in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to the Company or its affairs in any court whether in the Islands or elsewhere. Such Losses incurred in defending or investigating any such proceeding shall be fully paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Person to repay such amounts if it is ultimately determined by a non-appealable order of a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification hereunder with respect thereto.

37.2	No such Indemnified Person of the Company and the personal representatives of the same shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party for conformity or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company’s property may be deposited or (vi) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto or (vii) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Person’s part, unless he has acted dishonestly, with willful default or through fraud.

37.3	The Company hereby acknowledges that certain Indemnified Persons may have certain rights to indemnification, advancement of expenses and/or insurance from or against (other than directors’ and officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any such insurance obtained or maintained pursuant to Article 37.4 hereof) Other Indemnitors. The Company hereby agrees that: (i) it is the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary); (ii) it shall be required to advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all Losses to the extent legally permitted and as required by the terms of these Articles (or any other agreement between the Company and an Indemnified Person) without regard to any rights an Indemnified Person may have against any Other Indemnitors; and (iii) it irrevocably waives, relinquishes and releases any Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Other Indemnitors on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company

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shall affect the foregoing, and without prejudice to Article 38 below, Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnified Person against the Company. For the avoidance of doubt, no Person or entity providing Directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company or any of its subsidiaries, including any Person providing such insurance obtained or maintained pursuant to Article 37.4 hereof, shall be an Other Indemnitor.

37.4	The Directors shall exercise all the powers of the Company, on a reasonable best efforts basis, to purchase and maintain insurance for the benefit of a Person who is or was (whether or not the Company would have the power to indemnify such Person against such liability under the provisions of this Article 37 or under applicable law): (a) a Director, alternate Director, Secretary or auditor of the Company or of a company which is or was a subsidiary of the Company or in which the Company has or had an interest (whether direct or indirect); or (b) the trustee of a retirement benefits scheme or other trust in which a person referred to in Article 37.1 is or has been interested, indemnifying him against any liability which may lawfully be insured against by the Company.

38       Claims Against the Company

Notwithstanding Article 37.3, unless otherwise determined by a majority of the Board, in the event that (i) any Shareholder (the “Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits in which the Claiming Party prevails, then each Claiming Party shall, to the fullest extent permissible by law, be obligated jointly and severally to reimburse the Company for all fees, costs and expenses (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the Company may incur in connection with such Claim.

39       Untraceable Shareholders

39.1	Without prejudice to the rights of the Company under Article 39.2, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two (2) consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

39.2	The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a Shareholder who is untraceable, but no such sale shall be made unless:

(a)	all cheques or warrants in respect of dividends of the shares in question, being not less than three (3) in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorized by these Articles have remained uncashed;

(b)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Shareholder who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)	the Company, if so required by the rules governing the listing of shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of, the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purposes of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in this Article 39.2 and ending at the expiry of the period referred to in that paragraph.

39.3	To give effect to any such sale the Board may authorize some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such persons shall be as effective as if

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it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Shareholder for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Shareholder holding the shares sold is dead, bankruptcy or otherwise under any legal disability or incapacity.

40       Amendment of Memorandum of Articles

40.1	Any action taken by the Company and/or the Board in connection with this Article 40 in contravention of the terms of the Shareholders Agreement shall be void ab initio.

40.2	Subject to the Law, the Company may by Special Resolution change its name or change the provisions of the Memorandum with respect to its objects, powers or any other matter specified therein.

40.3	Subject to the Law and as provided in these Articles, the Company may at any time and from time to time by Special Resolution, alter or amend these Articles in whole or in part.

41       Transfer by Way of Continuation

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

42       Corporate Opportunities

To the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries, agree that Itaú, its Affiliates and Subsidiaries or any of their respective officers, directors, representatives, agents, shareholders, members and partners, (each a “Specified Party”) has the right to, and shall have no duty (statutory, fiduciary, contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as the Company or its Subsidiaries, including those deemed to be competing with the Company or its Subsidiaries, or (y) directly or indirectly do business with any client or customer of the Company or its Subsidiaries. In addition, in the event that any Specified Party gains knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or its Subsidiaries, such Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or its Subsidiaries and, notwithstanding anything in these Articles to the contrary and, to the fullest extent permitted by applicable law, shall not be liable to the Company or its Subsidiaries by reason of the fact that such Specified Party, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or its Subsidiaries. Notwithstanding anything in these Articles to the contrary, a Specified Party who is a Director or officer and who is offered a business opportunity for the Company or its Subsidiaries solely in his or her capacity as a Director or officer (a “Directed Opportunity”) shall communicate such Directed Opportunity to the Company. Nothing in this Article shall be deemed to supersede any rights or obligations of any Specified Party under the Shareholders Agreement. Each Shareholder and Director of the Company, shall comply with the applicable duties and obligations under the Law. All Confidential Information of the Company that is disclosed by the Company to (a) any of the Directors while such person is acting solely in his or her capacity as a Director of the Company; or (b) either of the Shareholders solely in their capacity as shareholders of the Company, shall not be used by such receiving party in any manner that violates applicable law. For purposes of this Article 42, “Confidential Information” means all proprietary information of the Company that is disclosed by the Company to the Directors or Shareholders of the Company in their capacity as Directors or Shareholders, respectively, other than information that (a) is or becomes part of the public domain other than as a result of unauthorized disclosure by the Directors or Shareholders of the Company; (b) is or becomes

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available to any such Director or Shareholders from a source other than the Company, provided that such other source is not, to the applicable Director’s or Shareholder’s reasonable knowledge, acting in breach of applicable laws; (c) was in the possession of such Director or Shareholder prior to the disclosure of such information to such party by the Company, other than as a result of a disclosure in a breach of applicable laws; or (d) was independently developed by such Director or Shareholder without reference to such Confidential Information.

43       Shareholders Agreement

43.1	The Shareholders acknowledge that the Shareholders Agreement, on the date of the adoption of these Articles:

(a)	is governed by and construed in accordance with Brazilian laws and that any and all disputes arising out of or related to the Shareholders Agreement shall be settled by arbitration in the manner set forth in the Shareholders Agreement; and

(b)	provides that, in the event of any conflict or disagreement between the provision in the Shareholders Agreement and these Articles or the Memorandum, the provisions of the Shareholders Agreement shall prevail as between the Shareholders that are party to the Shareholders Agreement and that those Shareholders undertake to take all actions available to them, including voting to amend any conflicting provisions in these Articles or the Memorandum, as the case may be, to ensure that this is the case.

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